STIFEL, NICOLAUS PROFIT SHARING FUND

TABLE OF CONTENTS

Page
ARTICLE I Introduction	1
The Plan Effective Date Administrator; Trustee Adopting Employers 1 5 Appendices	1 1 1 1 1
ARTICLE II Definitions	2
2.1. Definitions 2.2. Gender and Numbers 2.3. Headings	2 5 5
ARTICLE III Participation	6
3.1. Eligibility 3.2. Participation 3.3. Duration of Participation	6 6 6
ARTICLE IV Participant Contributions	8

4.1. Salary Deferral Contributions

4.2. Modification of Salary Deferral Contributions

4.3. Maximum Dollar Contributions

4.4. Special Limit on Highly Compensated Employees

4.5. Transfer to Trust

4.6. After-Tax Contributions

8 8 8 9 9 9
ARTICLE V Employer Matching/Discretionary Employer Contributions	10

5.1. Employer Matching Contributions

5.2. Employer Discretionary Contributions

5.3. Special Limit on Highly Compensated Employees

5.4. Statutory Limit on Contributions

5.5. Top-Heavy Minimum Benefit

5.6. Transfer to Trustee

5.7. Treatment of Forfeitures

10 10 10 11 11 11 11
ARTICLE VI Accounting	12

6.1. Participant Plan Accounts

6.2. Participant Accounts

6.3. Balance of Accounts

6.4. Allocation of Salary Deferral and Matching Contributions

6.5. Allocation of Employer Discretionary Contributions

6.6. Allocation of Forfeitures

6.7. Allocation of Rollover Contributions

6.8. Allocation of Top-Heavy Contributions

6.9. Individually Directed Accounts

6.10. Maximum Allocations

6.11. Account Balances

12 12 12 12 12 13 13 13 13 13 15
ARTICLE VII Investment of Funds	16
7.1. Investment of Employee Accounts 7.2. Change of Investment Elections 7.3. Allocation of Investment Earnings (Losses) 7.4. No Investment in Stifel Stock	16 16 16 16
ARTICLE VIII Payment of Accounts	17

8.1. Benefit Payments - In General

8.2. Benefits Paid Upon Normal Retirement

8.3. Benefits Paid Upon Death

8.4. Benefits Paid Upon Termination

8.5. Method of Distribution

8.6. Payment of Small Amounts

8.7. Required Payments

17 17 17 18 18 18 18
ARTICLE IX Vesting	20
9.1. Vesting Based upon Occurrence of Certain Events 9.2. Vesting Based upon Years of Vesting Services 9.3. Forfeitures	20 20 20
ARTICLE X Beneficiary Designation	21
10.1. Designation of Beneficiary 10.2. Beneficiary in Absence of a Designated Beneficiary 10.3. Spousal Consent To Beneficiary Designation	21 21 21
ARTICLE XI Leave of Absence and Transfers	22
11.1. Military Leave of Absence 11.2. Other Leaves of Absence 11.3. Transfers	22 22 22
ARTICLE XII Participant Loans	23
12.1. Loans to Participants	23
ARTICLE XIII Amendments and Termination	26
13.1. Amendment 13.2. Termination 13.3. Termination Distributions	26 26 26
ARTICLE XIV Mergers, Transfers and Rollovers	28
14.1. Merger with other Plans 14.2. Transfers to Other Plans 14.3. Rollover From Another Plan	28 28 29
ARTICLE XV Plan Administration	30

15.1. Administrative Committee

15.2. Committee Powers

15.3. Benefit Payments

15.4. Committee Officers

15.5. Meetings

15.6. Committee Actions

15.7. Committee Member Who is Participant

15.8. Resignation or Removal

15.9. Information Required from Employer

15.10. Information Required from Employees

15.11. Uniform Rules and Administration

30 30 31 31 31 31 31 31 32 32 32
ARTICLE XVI Claims Procedures	33
16.1. Written Claim for Benefits 16.2. Initial Review of Claim 16.3. Claim Review Procedure 16.4. Review Decisions Final	33 33 33 34
ARTICLE XVII Miscellaneous	35

17.1. Restrictions on Alienation

17.2. Information Furnished by Company

17.3. Information Furnished by Participants

17.4. Statements

17.5. Facility of Payment

17.6. No Guaranty of Interest

17.7. Employment Rights

17.8. Committee's Discretion

17.9. Action by Employer

17.10. Expenses

17.11. Applicable Law

17.12. Special Valuation Dates

17.13. Missing Participants

35 35 35 35 35 36 36 36 36 36 36 36 36
ARTICLE A Service Crediting Rules	A-1
ARTICLE B Top-Heavy Provisions	B-1
ARTICLE C Identifying Highly Compensated Employees	C-1
ARTICLE D Salary Deferral Contributions in Excess of Limitations	D-1
ARTICLE E Excess Salary Deferral Contributions	E-1
ARTICLE F Excess Matching Contributions	F-1

ELEVENTH AMENDMENT TO THE

STIFEL, NICOLAUS PROFIT SHARING FUND

WHEREAS, Stifel, Nicolaus & Company, Incorporated (the "Company") continues to maintain the Stifel, Nicolaus Profit Sharing Fund (the "Plan"); and

WHERAS, the Company desires to amend the Plan by restating in its entirety effective as of January 1, 1994;

NOW, THEREFORE, the Company does hereby amend the Plan in its entirety, effective as of January 1, 1994, to read as follows:

ARTICLE I

Introduction

1.1. The Plan.

Stifel, Nicolaus & Company Incorporated (the, "Company") established the Stifel, Nicolaus Profit Sharing Fund (the "Plan") for the benefit of its eligible employees. The Plan is a profit sharing plan that is intended to satisfy all requirements of Code section 401(a) and ERISA. The Plan also contains a cash or deferred arrangement which is intended to satisfy, Code section 401(k). The Plan shall be so interpreted as to be consistent with this intention.

1.2. Effective Date.

Except as otherwise specified, the Plan as amended and restated, shall be effective as of January 1, 1994. The rights and obligations of any person whose employment with the Employer terminated before the Effective Date shall be governed by the terms of the Plan in effect on the date his employment terminated, except as provided otherwise in the Plan.

1.3. Administrator: Trustee.

The Plan shall be administered by a committee appointed by the Board under Article XV, and all assets of the Plan shall be held in trust by one or more trustees appointed by the Company under a separate trust agreement between the Trustee and the Company.

1.4. Adopting Employers.

With approval of the Board, any corporation within the same affiliated group (as defined in Code section 1504(a)) that includes the Company may adopt the Plan for the benefit of its eligible employees. The eligible employees of each corporation which adopts the Plan shall participate under the same terms and conditions as the eligible employees of each other such corporation.

1.5. Appendices.

The Plan may be amplified or modified from time to time by appendices. Each Appendix forms a part of the Plan and is provisions shall supersede Plan provisions as necessary to eliminate inconsistencies.

ARTICLE II

Definitions

2.1. Definitions.

For purposes of this Plan, the following words and phrases, whether or not capitalized, have the meanings specified below, unless the context plainly requires a different meaning:

(a) "Acquired Employer" means a corporation at least 80% or more of the stock or assets of which have been purchased by the Company.

(b) "Adopting Employer" means the Company and any Employer that has adopted the Plan for the benefit of its eligible employees pursuant to Section 1.4.

(c) "Beneficiary" means any person, estate or trust who by operation of law, or under the terms of the Plan, or otherwise, is entitled to receive the balance of the Plan Account of a Participant under the Plan.

(d) "Board" means the Board of Directors of the Company.

(e) "Code" means the Internal Revenue Code of 1986, as may be amended from time to time.

(f) "Committee" means the committee appointed by the Board under Article XV to administer the Plan.

(g) "Company" means Stifel, Nicolaus, Incorporated, a Missouri corporation.

(h) "Compensation" means all salary, commissions and/or bonuses paid to an Employee during the Year for services rendered while a Participant, increased by the salary reduction amounts which a Participant elect to have contributed on a pre-tax basis to the Stifel, Nicolaus Profit Sharing Fund, a cafeteria plan under Code 125, a simplified employee pension under Code section 408(k), or a tax deferred annuity under Code section 403(b), deferrals under a Code section 457 deferred compensation plan and governmental plan pick-up contributions described in Code section 414(h)(2). Compensation shall not include any other Employer contributions to or benefits under this Plan or any other qualified retirement plan. When a Participant terminates employment with the Employer, his Compensation shall include the Compensation received in the month in which he terminates his employment and the next following month, but shall not include any amounts received from the Employer after such next following month.

For purposes of the Plan, all Compensation in excess of $150,000 or the amount specified in Code section 401(a)(I7), as adjusted in accordance with Code section 401(a)(17)(B), shall be disregarded and for purposes of allocating Employer Discretionary Contributions, only Compensation earned while a Participant shall be used.

To determine Employer Discretionary Contributions, each Extended Family Group shall be treated as one Participant with Compensation equal to the aggregate Compensation of each Family Member of such group (determined after applying the compensation limitation specified above). For purposes of this Section, "Extended Family Group" means a group consisting of the following Employees: (i) a Highly Compensated Employee who is either a five percent (5%) owner or a member of the group consisting of the top ten (10) Employees when ranked by Compensation received during the determination year or the look back year; (ii) the spouse of such Highly Compensated Employee; (iii) a lineal ascendent or descendant; or (iv) a spouse of such lineal ascendent or descendant; provided that, an Employee shall be included in the group only if he is an active Participant for the Plan Year.

(i) "Effective Date" means January 1, 1994, the effective date of the Plan, as amended and restated.

(j) "Employee" means any person employed by the Employer or a Leased Employee (as defined in Code Section 414(n)) of the Employer.

(k) "Employer" means, collectively, the Company and any corporation that is a member of a controlled group that includes the Company (as defined in Code section 414(b)); any trade or business under common control with the Company (as defined in Code section 414(c)); and any organization that is a member of an affiliated service group that includes the Company (as defined in Code section 414(m)).

(l) "Employer Discretionary Contributions" means the contributions made by the Employer to the Participant's Employer contribution Account in accordance with Section 5.2.

(m) "Entry Date" means the first day of each month during the calendar year.

(n) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

(o) "Family Member" means an individual described in Code section 414(q)(6)(B).

(p) "Highly Compensated Employee" means any Employee identified as such under Appendix C.

(q) "Hour of Service" means each hour specified as such under Appendix A.

(r) "Leased Employee" means an employee of the employer as defined in Code section 414(n).

(s) "Limitation Year" means the Plan Year.

(t) "Matching Contribution" means an Employer contribution made in accordance with the provisions of Section 5.1 on behalf of a Participant on account of a Salary Deferral Contribution made by such Participant.

(u) "Normal Retirement Date" means the date on which Participant terminates his employment with the Employer (except by death) provided such date is on or after the date the Participant attains age sixty (60).

(v) "One-Year Break-in-Service" means a Plan Year during which the Participant is credited with 500 or fewer Hours of Service.

(w) "Participant" means any Employee, or former Employee, of the Employer who has met the eligibility and membership requirements of Section 3.1 of the Plan.

(x) "Plan" means the Stifel, Nicolaus Profit Sharing Fund as set forth in this document and as amended from time to time.

(y) "Plan Account" means the Accounts maintained by the Committee on behalf of a Participant under Section 6.2.

    "Plan Year" means:

      prior to July 30, 1988, the period beginning on the Saturday following the last Friday in July and ending on the last Friday in July; and

      after July 29, 1988 and prior to July 28, 1989, the period on July 30, 1988 and ending on the following July 27, 1989; and

      after July 27, 1989 and prior to July 31, 1992, the twelve month period beginning on the last Friday in July and ending on the Thursday immediately preceding the last Friday in July of each year; and

      after July 30, 1992 and prior to July 31, 1993, the period beginning on July 31, 1992 and ending on July 30, 1993; and

      after July 30; 1993 and prior to January 1, 1994, the period beginning on July 31, 1993 and ending on December 31, 1993; and

      after December 31, 1993, the twelve month period beginning on January 1 and ending on the following December 31 of each year.

(aa) "Salary Deferral Contributions" means the cash or deferred arrangement contributions made by an Employer on behalf of a Participant in accordance with the provisions of Section 4.1.

(ab) "Stifel" means Stifel Financial Corp., a Delaware corporation.

(ac) "Trust Agreement" means the Trust Agreement made and entered into by the Company with the Trustee pursuant to the Plan, as said Trust Agreement is amended from time to time.

(ad) "Trustee" means the person or persons, corporation, association or a combination thereof, or any successor Trustee thereto, which may at any time be acting as a trustee under the Trust Agreement hereunder.

(ae) "Trust Fund" means the fund established in consequence of and for the purpose of the Plan, to be held in trust by the Trustee, for which Trust fund benefits under the Plan are to be paid.

(af) "Valuation Date" means (i) prior to July 28, 1990, the last Friday in July and each other date as may be designated from time to time by the Committee under Section 17.12; and (ii) on and after July 28, 1990 the last business day of each calendar month, and such other special valuation date designated by the Committee under Section 17.12.

(ag) "Year of Eligibility Service" means the twelve consecutive month period that begins on the date his employment with the Employer commences and ends on the anniversary thereof, during which an Employee completes 1,000 Hours of Service. Unless otherwise specified by the Company, an Employee's consecutive months of employment with an Acquired Employer from the last date of hire through the date of acquisition of the Acquired Employer by the Company of the Acquired Employer shall be counted as Service with the Employer, if such Employee was employed by the Acquired Employer on the date of such acquisition.

(ah) "Year of Vesting Service" means a Plan Year during which an Employee completes 1,000 Hours of Service. Unless otherwise specified by the Company, an Employee's consecutive months of employment with an Acquired Employer, from the last date of hire through the date of acquisition of the Acquired Employer by the Company shall be counted as Service with the Employer, if such Employee was employed by the Acquired Employer on the date of such acquisition.

2.2. Gender and Number.

Pronouns in the Plan stated in the masculine gender include the feminine gender, words in the singular include the plural, and words in the plural include the singular (unless otherwise clearly indicated by the context).

2.3. Headings.

All headings in the Plan are included solely for ease of reference and do not bear on the interpretaion of the text. As used in the Plan, the terms "Article," "Section" and "Appendix" mean the text that accompanies the specified Article, Section or Appendix of the Plan.

ART1CLE III

Participation

3.1. Eligibility.

An Employee who is employed by an Adopting Employer shall be eligible to participate in the Plan unless (i) he is a Leased Employee with respect to the Employer, (ii) he has not attained age twenty-one (21), or (iii) he is not employed by an Adopting Employer on a full-time basis as determined under the Employer's customary employment practices. The Committee shall notify each Employee of the date he becomes eligible to participate in the Plan and the actions that may be required on his part to obtain or participate in all benefits of he Plan.

3.2. Participation.

An Employer who was an active Participant immediately before the Effective Date shall remain an active Participant on the Effective Date. Each other Employee shall become an active Participant on the earlier of (a) the Entry Date next following the date he completes six (6) consecutive months of employment with an Adopting Employer and satisfies the eligibility conditions of Section 3.1, or (b) the Entry Date coincident with or next following the date he completes one (1) Year of Eligibility Service. However, and Employee shall not become or remain an active Participant if he does not satisfy the eligibility conditions of Section 3.1 on the Entry Date specified above, but may later become an active Participant in accordance with Section 3.4. Further, if an Employee is employed by an Adopting Employer on a part-time basis and then becomes employed on a full-time basis, he shall become an active Participant on the Entry Date next following the date he completes six (6) consecutive months of employment as a full-time Employee of an Adopting Employer and satisfies the eligibility conditions of Section 3.1.

3.3. Duration of Participation.

An active Participant shall become a former Participant on the first to occur of the following:

(a) The date on which his employment with the Employer terminates;

(b) The first day of the month following the month in which (he fails to satisfy the eligibility conditions of Section 3. 1); or

(c) The date on which the Plan terminates.

A former Participant shall remain such until he receives full payment of his benefits or again becomes an active Participant under Section 3.4.

3.4. Former Participant.

If an individual's account with the Employer terminates, and later he is reemployed with the Employer, he shall become (or again become) an active Participant after his reemployment on the later of: (i) the Entry Date after his reemployment that coincides with or next follows the date on which he satisfies the eligibility conditions of Section 3.1, or (ii) the date of his reemployment.

If an active Participant becomes a former Participant by reason of his failure to satisfy the eligibility conditions of section 3.1, but his employment with the Employer has not terminated, he again shall become an active Participant on the Entry Date coincident with or next following the date on which he again satisfies the eligibility requirements of Section 3.1.

ARTICLE IV

Participant Contributions

4.1. Salary Deferral Contributions.

A participant may elect to have Salary Deferral Contributions made to the Plan on his behalf by the Employer commencing with the Entry Date coincident with or next following the date he becomes a Participant. If a Participant does not execute an earnings reduction agreement to be effective with respect to such Entry Date, he thereafter may execute an earnings reduction agreement to be effective as of any subsequent Entry Date.

Salary Deferral Contributions must be stated as a specified whole percentage of Compensation for each payroll period and shall be between one and fifteen percent (1% and 15%) of such Participant's Compensation.

4.2. Modification of Salary Deferral Contributions.

Change in Contribution Rate: Any Participant who is making Salary Deferral Contributions under Section 4.1 may elect to change the rate of his Salary Deferral Contributions (but not retroactively) as of any Entry Date within the limits specified in Section 4.1. An election to change the rate of Salary Deferral Contributions must be communicated to the Committee within the time specified by the Committee which time period shall be prior to the effective date of such change.

Suspension or Resumption of Contributions: Any Participant who is making Salary Deferral Contributions under Section 4.1 may suspend such contributions as of any Entry Date (but not retroactively) for a period not less than the remainder of the Plan Year. Such suspensions of Salary Deferral Contributions shall be made by notifying the Committee in the form, manner and within such time prescribed by the Committee. A Participant who suspends his Salary Deferral Contributions shall be entitled to elect to have Salary Deferral Contributions made on his behalf as of any Entry Date which begins on or after the first day of the following Plan Year; provided that notice of such election is received by the Committee in the form, manner, and within such time prescribed by the Committee.

The Salary Deferral Contributions of a Participant who is absent from employment due to an unpaid leave of absence shall automatically be suspended during such leave of absence. Such suspension shall be effective on the date the payment of Compensation by the Employer to the Participant ceases and shall remain in effect until payment of Compensation is resumed.

4.3. Maximum Dollar Contribution.

Salary Deferral Contributions and any elective deferrals made by a Participant under all qualified plans maintained by the Employer, shall not exceed the dollar limitation contained in Code section 402(g) in effect at the beginning of such taxable year.

If the Salary Deferral Contributions made on behalf of a Participant for a calendar year, in combination with this other elective deferrals (as defined in Code section 402(g)(3)), exceed the limit in effect under Code section 402(g)(1), he may request a corrective distribution of the excess deferrals under Apendix D.

4.4. Special Limit on Highly Compensated Employees.

The Salary Deferral Contributions made for each Plan Year on behalf of the Highly Compensated Employees are subject to the nondiscrimination requirements imposed under Code section 401(k). Accordingly, to comply with such requirements, the Average Deferral Percentage ("ADP") (as determined under Appendix E) for the group of Highly Compensated Employees who are eligible to receive such contributions must satisfy one of the following tests for each Plan Year:

(a) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for all other Participants for the same Plan Year multiplied by 1.25; or

(b) The ADP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for all other Participants for the same Plan Year multiplied by 2, provided that the ADP for Participants who are Highly Compensated Employees does not exceed the ADP for all other Participants by more than two percentage points.

The Committee shall monitor the Salary Deferral Contributions and may restrict those of Highly Compensated Employees as it deems appropriate to satisfy this Section; provided that, any restriction under this Section shall be applied first to the Highly Compensated Employee(s) who is contributing the highest percentage of his Compensation as a Salary Deferral Contribution.

If this Section is not satisfied for a Plan Year, Appendix E shall apply to determine the proper correction method.

4.5. Transfer to Trust.

Salary Deferral Contributions shall be paid in cash to the Trustee as soon as such amounts can be reasonably segregated from the general assets of the Employer, but not more than ninety (90) days after the corresponding amounts are withheld from the Participant's Compensation.

4.6. After-Tax Contributions.

A Participant is neither required nor permitted to make after-tax contributions under this Plan.

ARTICLE V

Employer Matching/Discretionary Employer Contributions

5-1. Employer Matching Contributions.

The Employer may in its sole discretion make a contribution for each Plan Year on behalf of each Participant who received a Salary Deferral Contribution for any payroll period within such Plan Year. The amount of the contribution (if any) shall be determined by the Company and announced to Participants prior to the beginning of each Plan Year; provided that, the Company, in its sole discretion, may determine that no contribution shall be made for a Plan Year pursuant to this Section.

The contribution made by the Employer under this Section shall be allocated to the Participant's Salary Deferral Contribution Account as described in Section 6.4 and shall be identified as a "Matching Contribution" for purposes of this Plan.

5.2. Employer Discretionary Contributions.

In addition to the amount contributed by the Employer under Section 5.1 for each Plan Year, the Employer may make a contribution for the Plan Year in an amount determined by the Company in its sole discretion based on the net profits of the Employer for such Plan year; provided that, the Company, in it sole discretion, may determine that no contribution shall be made for a Plan Year pursuant to this section.

The contribution made by the Employer under this section shall be allocated to the Participant's Employer Contribution Account as described in Section 6.5 and shall be identified as a "Discretionary Contribution" for purposes of this Plan.

5.3. Special Limit on Highly Compensated Employees.

The Matching Contributions made for each Plan Year on behalf of the Highly Compensated Employees are subject to the nondiscrimination requirements imposed under Code section 401(m). Accordingly, to comply with such requirements, the Average Contribution Percentage ("ACP") (as determined under Appendix F) for the group of Highly Compensated Employees who are eligible to receive such contributions must satisfy one of the following tests for each Plan Year:

(a) The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for all other Participants for the same Plan Year multiplied by 1.25; or

(b) The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for all other Participants for the same Plan Year multiplied by two (2), provided that the ACP for Participants who are Highly Compensated Employees does not exceed the ACP for all other Participants by more than two (2) percentage points.

If this Section is not satisfied for a Plan Year, Appendix F shall apply to determine the proper correction method.

5.4. Statutory Limit on Contributions.

Any contrary provisions of the Plan notwithstanding, the Employer Matching and Discretionary Contributions for a Plan Year shall be limited as necessary to satisfy the following:

(a) The Matching Contribution shall not exceed an amount that, after crediting the Salary Deferral Contributions, can be fully credited to the Participant's Plan Account without resulting in an annual addition to the Plan Account of any Participant in excess of the maximum permitted under Section 6.10; or

(b) The Employer Discretionary Contribution made on behalf of any Participant shall not exceed an amount that, after crediting the Salary Deferral and Matching Contributions, can be fully credited to the Participant's Plan Account, without resulting in an annual addition to the Plan Account of any Participant in excess of the maximum permitted under Section 6.10.

In addition, Matching and Discretionary Contributions, in the aggregate, shall not exceed an amount that can be fully deductible by the Employer for federal income tax purposes.

Each contribution to the Trust expressly is conditioned on the ability of the Employer to deduct the contribution. The Committee shall prescribe uniform and nondiscriminatory rules to implement this limitation.

5.5. Top-Heavy Minimum Benefit.

If the Plan is Top-Heavy for a Plan Year (as determined under Appendix B), a top-heavy minimum contribution shall be made on behalf of each Participant who is a non-key employee for the Plan Year and who is an Employee on the last day of the Plan Year. Such top-heavy minimum contribution shall equal the lesser of the following:

(a) Three percent (3%) of the Participant's Compensation for the Plan Year; or

(b) A percentage of the Participant's Compensation for the Plan Year equal to the percentage of Compensation received as a Salary Deferral, Matching and Employer Discretionary Contribution by the key-employee who received the greatest such percentage.

5.6. Transfer to Trustee.

The Employer shall transfer the Matching and Employer Discretionary Contributions and top-heavy contributions for each Plan Year to the Trustee not later than the time prescribed by law (including extensions) for filing the federal income tax return for its taxable year that ends within such Plan Year.

5.7. Treatment of Forfeitures.

Forfeitures for the Plan Year shall first be applied to restore benefits as provided in Section 9.3 and second allocated to Participants as specified in Section 6.6.

ARTICLE VI

6. 1. Participant Plan Accounts.

A Plan Account shall be established and maintained for each Participant and such number of accounts and subaccounts within the Plan Account as are deemed appropriate to adequately disclose the interest of the Participant in the Trust Fund.

6.2. Participant Accounts.

A Participant's Plan Account shall consist of the following Accounts in addition to such other Accounts as the Committee may at any time deem appropriate:

(a) "Salary Deferral Contribution Account" to reflect the Participant's interest in the Trust Fund attributable to Salary Deferral Contributions.

(b) "Employer Contribution Account" to reflect the Matching and Discretionary Employer Contributions made to the Trust Fund on behalf of the Participant.

(c) "Rollover Account" to reflect the Participant's interest in the Trust Fund attributable to rollover contributions made by the Participant pursuant to Section 14.3 of the Plan.

6.3. Balance of Accounts.

The balance of a Participant's Account as of any date is the balance of the account after the immediately preceding Valuation Date, less amounts thereafter properly debited, and plus amounts thereafter properly credited, to the account under this Article.

6.4. Allocation of Salary Deferral and Matching Contributions.

The Salary Deferral Contributions made by a Participant shall be credited to the appropriate Account of the Participant as of the last day of each calendar month. Matching Contributions made on behalf of a Participant shall be credited to the appropriate Account of the Participant as of the last day of each calendar quarter.

6.5. Allocation of Employer Discretionary Contributions.

All Employer Discretionary Contributions for each Plan Year shall be allocated as of the last day of such Plan Year among the Plan Accounts of all Participants who are employed on the last day of such Plan Year.

The portion of the Employer Discretionary Contribution allocated to the Plan Account of each such Participant specified above shall be determined as follows:

    The Company shall first allocate a flat dollar amount to each Participant specified above and such flat dollar amount shall be the same amount for each Participant. The amount allocated to each Participant will be determined by the Company in its sole discretion.

(b) After the allocation specified in (a) above, the Company shall allocate the remaining portion of the Employer Contribution to each Participant who made a Salary Deferral Contribution for the Plan Year in the same proportion that each such Participant's Salary Deferral Contribution for such Plan year bears to the total amount of Salary Deferral Contributions made by all Participants for the Plan Year.

6.6. Allocation of Forfeitures.

Subject to the provisions of Section 5.7, all forfeitures for each Plan Year shall be allocated, as of the last day of the Plan Year, equally among the Plan Accounts of each Participant who is employed by an Adopting Employer on the last day of the Plan Year.

6.7. Allocation of Rollover Contributions.

Rollover contributions shall be credited to the Participant's Rollover Account as of the Valuation Date coincident with or next following the date such contribution is received by the Trustee.

6.8. Allocation of Top-Heavy Contributions.

The Top-Heavy Contributions made on behalf of a Participant shall be credited to the Employer Contribution Account of the Participant as of the last Valuation Date of the Plan Year, irrespective of whether such contributions actually have been paid to the Trustee by such date.

6.9. Individually Directed Amounts.

A Participant (or Beneficiary after a Participant's death) may direct how his Plan Account is to be invested in accordance with Section 7.1 and within the limitations prescribed by the Committee for this purpose. Any investment made at the direction of a Participant (or Beneficiary) shall be deemed to be an "earmarked" investment of his Plan Account and, accordingly, any resulting gain or loss to the Trust Fund shall be credited or debited solely to his Plan Account. Any administrative expense or fees incurred to effect the investment direction of a Participant (or Beneficiary) (as described in Sections 7.1 and 7.2) shall be paid out of the Trust Fund and charged to his Plan Account or paid by the Employer as so elected by the Employer. All gains or losses shall be allocated as specified in Section 7.3.

6.10 Maximum Allocations.

Any contrary provision of the Plan notwithstanding, the annual additions (as defined in Code section 415(c)(2)) made to a Participant's Plan Account for any Plan Year shall not exceed the limitations imposed under Code section 415. The provisions of Code section 415 and the regulations thereunder are hereby incorporated by this reference.

If, as the result of a reasonable error in estimating a Participant's Compensation, a reasonable error in determining the amount of Salary Deferral Contributions that may be made by a Participant under the limits of Code section 415, or under the limited facts and circumstances that the Commissioner of the Internal Revenue Service finds justifies the availability of this provision, the excess amounts shall not be deemed annual additions in that Limitation Year if they are treated in accordance with one of the following:

(a) The excess amount in the Participant's Account (excluding those amounts in the Participant's Plan Account attributable to Salary Deferral Contributions) shall be allocated and reallocated in the manner Employer Discretionary Contributions are allocated in Section 6.5 (subject to the limits of this Section) among the Employer Contribution Accounts of the Participants entitled to share in such allocation for the Plan Year, until such excess amount has been allocated in its entirety. If the allocation or reallocation of the excess amounts as provided herein causes the limitations of IRC section 415 to be exceeded with respect to each Plan Participant for the Limitation Year, the excess amounts that cannot be so allocated shall be held unallocated in a suspense account. If a suspense account is in existence at any time during a particular Limitation Year, other than the Limitation Year described in the preceding sentence, all amounts in the suspense account must be allocated and reallocated to Participant's accounts (subject to the limitations of this Section) before any employer contributions and employee contributions which would constitute annual additions may be made to the Plan for that Limitation Year.

(b) The excess amount in the Participant's Plan Account (excluding those amounts in the Participant's Plan Account attributable to Salary Deferral Contributions) shall be used to reduce Employer Matching and/or Discretionary Contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for that Participant, if that Participant is an active Participant as of the end of the Limitation Year. However, if the Participant is not an active Participant as of the end of the Limitation Year, then the excess amount must be held unallocated in a suspense account for the Limitation Year and shall be allocated and reallocated in the next Limitation Year in the manner specified in subsection (a) above. Furthermore, the excess amount shall be used to reduce Employer Matching and/or Discretionary Contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for all the remaining Participants in the Plan. For purposes of this subsection (b), excess amounts may not be distributed to Participants.

(c) The excess amount in the Participant's Plan Account (excluding those amounts in the Participant's Plan Account attributable to Salary Deferral Contributions) shall be held unallocated in a suspense account for the Limitation Year and allocated and reallocated in the next Limitation Year to all Participants in the Plan in accordance with the rules specified in subsection (a) above. The excess amounts shall be used to reduce Employer Matching and/or Discretionary Contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for Participants in the Plan. For purposes of this subsection (c), excess amounts may not be distributed to Participants.

(d) Any Salary Deferral Contributions (and earnings thereon) which would constitute annual additions (as defined in IRC section 415) for such Limitation Year, to the extent they would reduce the excess amount, shall be distributed to the Participant. Distribution of excess Salary Deferral Contributions shall be made first from Salary Deferral Contributions, if any, which are not matched by the Employer in accordance with Section 5.1, and thereafter, from Salary Deferral Contributions, if any, which are matched by the Employer in accordance with Section 5.1. Any Matching Contributions attributable to Salary Deferral Contributions which are distributed pursuant to this subsection (d), shall be forfeited and treated as specified in Section 5.7.

A suspense account established pursuant to this Section shall not share in the allocation of Trust Fund earnings, and the balance of such account shall be returned to the Company in the event this Plan is terminated prior to the date such account has been allocated in its entirety as a forfeiture. In no event shall excess annual additions be distributed to Participants except as described in paragraph (a).

If a Participant is participating or has participated in a defined benefit plan maintained by the Employer, and the combined Plan limitation under Code section 415 is exceeded in any Plan Year, the Participant's benefit under such defined benefit plan shall be limited as necessary to satisfy the combined plan limit under Code section 415.

For purposes of the Plan, all annual limitations described in the Plan shall be adjusted for a short Plan Year, required by the rules and regulations under the Code.

The Plan shall recognize and apply any grandfathering of applicable benefits and contributions limitations which are permitted under ERISA and the Code.

6.11. Account Balances.

For all purposes of this Plan, the balance of each Participant's Plan Account as of any date shall be the balance of each such account after all credits and charges thereto, for and as of such date, have been made as provided in this Plan.

ARTICLE VII

Investment of Funds

7.1. Investment of Employee Accounts.

A Participant (or Beneficiary after a Participant's death) may direct how his Plan Account is to be invested among the investment options made available to all Participants (and Beneficiaries) in accordance with uniform and nondiscriminatory rules of procedure established by the Committee which shall be applied to all similarly situated individuals.

7.2. Change of Investment Elections.

A Participant may elect to change his investment options for future amounts allocated to his Plan Account as of the first day of any calendar month. A Participant may elect to transfer the existing balance in his Plan Account between the investment options as of any calendar year quarter. Such change or election by a Participant must be a written notice furnished to the Committee in accordance with uniform and nondiscriminatory rules of procedure established by the Committee for this purpose; provided that the Committee may, in its sole discretion, determine that transfers between investment options must be made in specified increments of the balance of the investment options from which the transfer is made. The rules with respect to the timing and frequency of transfers among investment options shall be established by the Committee and may be subject to penalties or restrictions.

7.3. Allocation of Investment Earnings (Losses).

Effective December 31, 1993, all gains or losses on a particular investment option will be allocated to each Participant who has invested his Plan Account in such option, prior to the quarterly transfer of any funds out of such investment option pursuant to Section 7.2.

7.4. No Investment in Stifel Stock.

Notwithstanding anything contained herein to the contrary, no contributions hereunder may be invested in capital stock of Stifel; provided, however, that the investment of contributions in a common investment funds that is not operated or controlled by the Employer shall be deemed to be an investment in the assets held by the common investment fund.

ARTICLE VIII

Payment of Accounts

8.1. Benefit Payments - In General.

A Participant (or in case of death, his Beneficiary) shall be paid the vested portion of his Plan Account under the terms and conditions of this Article after his employment with the Employer has terminated. To the extent that an option is available with respect to the time or form of payment, a Participant (or Beneficiary) may select any such option by filing a written election with the Committee on such form and in accordance with such rules as shall be prescribed by the Committee for this purpose.

Anything contained herein to the contrary, if the benefit payable to a Participant is greater than $3,500 and the date of distribution is prior to the Participant's Mandatory Benefit Distribution Date, the Participant must consent to the distribution. In the event the Participant does not consent to such distribution prior to his Mandatory Benefit Distribution Date, distribution shall be made to such Participant and without his consent on the earlier of (i) a date within ninety (90) days after the end of the Plan Year which ends on or after the date such Participant consents in writing to the Committee to such distribution, or (ii) his Mandatory Benefit Distribution Date. For purposes of this Section 8.1, "Mandatory Benefit Distribution Date" means the first day of the calendar month coincident with or next following the date the Participant attains age sixty-two (62).

8.2. Benefits Paid Upon Normal Retirement.

A Participant who retires from service with the Employer on or after his Normal Retirement Date shall have a nonforfeitable interest in his Plan Account and, subject to Section 8.1, shall be entitled to receive a distribution of his Plan Account within 90 days following the end of the Plan Year coincident with or next following the date of his retirement. If, however, such Participant request in writing an earlier distribution, distributions shall be made within 90 days following the end of the quarter in which the Participant retires. Any such election must be made on or before the date which is 30 days following his Normal Retirement Date. If the Participant is subsequently entitled to an allocation of Discretionary Contributions for the Plan Year in which occurs his Normal Retirement Date, the amount so allocated shall be distributed to the Participant within 90 days following such allocation.

8.3. Benefits Paid Upon Death.

Upon the death of a Participant while in active employment with the Employer or upon such Participant's death after his retirement and prior to the date distribution of his benefit commences, the Participant shall have a nonforfeitable interest in his Plan Account and his Beneficiary shall be entitled to receive a distribution of the Plan Account within 90 days following the end of the Plan Year coincident with or next following his death. If, however, such Beneficiary requests in writing an earlier distribution, distributions shall be made within 90 days following the end of the quarter in which the Participant's death occurs. Any such election must be made on or before the date which is 30 days following the Participant's death. If the Participant is subsequently entitled to an allocation of Discretionary Contributions for the Plan Year in which his death occurs, the amount so allocated shall be distributed to the Beneficiary within 90 days following such allocation.

8.4. Benefits Paid Upon Termination.

A Participant whose employment with the Employer terminates prior to his Normal Retirement Date for reasons other than death, shall be entitled to receive a distribution of the vested balance of his Plan Account. Such distribution shall be based on Years of Vesting Service as of the date of termination and, subject to Section 8.1, shall be made within 90 days after the end of the calendar year quarter coincident with or next following the date of his termination.

8.5. Method of Distribution.

A Participant (or Beneficiary) will receive distribution of his Plan Account in a single-sum cash payment.

8.6. Payment of Small Amounts.

Any contrary provision of this Article notwithstanding, if the vested portion of a Participant's Plan Account does not exceed $3,500 (and the balance of his Plan Account has not exceeded $3,500 immediately prior to any distribution), a single-sum payment of the full amount of the vested portion of his Plan Account shall be made to the Participant (or in case of death, his Beneficiary) ninety (90) days after the end of the calendar year quarter coincident with or next following the date on which his employment with the Employer terminates, and the Participant shall not be permitted to elect any option otherwise available under this Article.

8.7. Required Payments.

Any contrary provision of this Article notwithstanding, payments shall be made with respect to each Participant under the following rules:

(a) A minimum payment shall be made to a Participant for the calendar year in which he attains age 70-1/2 and each subsequent calendar year. The minimum payment for the calendar year in which he attains age 70-1/2 shall be made by the Participant's Required Beginning Date, and the minimum payment for each subsequent calendar year shall be made by the December 31 of such year.

(b) If a Participant dies before his Required Beginning Date, a minimum payment will be made to each designated Beneficiary for each calendar year beginning with the following:

(i) If the Participant's spouse is the Beneficiary, the later of the calendar year that follows the year of the Participant's death, or the calendar year in which the Participant would have attained age 70-1/2.

(ii) If the Participant's spouse is not the Beneficiary, the calendar year that follows the year of the Participant's death.

The minimum payment for each calendar year will be made by the December 31 of such year.

(c) If a Participant dies before his Required Beginning Date, full payment of all amounts due to a Beneficiary who is not a designated Beneficiary shall be made not later than the December 31 of the calendar year in which occurs the fifth (5th) anniversary of the Participant's death.

(d) If a Participant dies on or after his Required Beginning Date, all payments to a Beneficiary after the Participant's death shall be made at least as rapidly as the payments made to the Participant before his death.

All payments required under this Section shall be determined under Code 401(a)(9), including the minimum distribution incidental benefit requirements thereunder.

For purposes of this Section, "Required Beginning Date" means, except as provided by law, the April 1 of the calendar year after the calendar year in which the Participant attains age 70-1/2.

For purposes of this Section, the Participant may elect the amount of each fund in which his Plan Account is vested which is to be liquidated to provide the proceeds for the distribution required by this section. If no such election is made, a portion of each fund in which the Participant's Plan Account is invested shall be liquidated to provide the proceeds for the distribution required by this section. The amount of each fund liquidated shall be equal to the required distribution amount multiplied by the percentage of the Participant's Plan Account which is invested in each fund as of the date the fund is liquidated.

8.8. Cessation of Distributions.

Subject to the provisions of Section 8.7., all distributions from the Trust Fund then being made to a former Participant receiving benefits shall cease as of the date he again becomes a Participant.

8.9 Life Expectancies.

When necessary under this Article VIII, the life expectancy(ies) shall be determined by the use of the expected return multiples of Tables V and VI of Treasury Regulation section 1.72-9. Life expectancies shall not be recalculated annually for any purpose under this Article VIII.

ARTICLE IX

Vesting

9.1. Vesting Based upon Occurrence of Certain Events.

A Participant shall have a fully vested and nonforfeitable interest in his entire Plan Account upon attainment of Normal Retirement Age, or upon the occurrence of his death while an Employee.

9.2. Vesting Based upon Years of Vesting Service.

A Participant (or in case of death, his Beneficiary) shall have a fully vested and nonforfeitable interest in his Salary Deferral Contribution Account and Rollover Account at all times. In addition, a Participant shall have a fully vested and nonforfeitable interest in his Employer Contribution Account balance as of December 31, 1993, and in any Employer contributions made to his Employer Contribution Account after December 31, 1993, which are attributable to Plan Years beginning prior to January 1, 1994. On and after January 1, 1994, a Participant shall have a vested and nonforfeitable interest in his Employer Contribution Account with respect to Employer Contributions attributable to Plan Years beginning on and after January 1, 1994 upon completion of four (4) Years of Vesting Service. Until a Participant completes four (4) Years of Vesting Service he shall not have a vested interest in any portion of his Employer Contribution Account attributable to Employer contributions for Plan Years on and after January 1, 1994.

9.3. Forfeitures.

A Participant shall forfeit that portion of his Plan Account in which he does not have a vested and nonforfeitable interest as of the last day of the Plan Year in which his termination of employment with the Employer occurs, provided he is not reemployed by an Employer and in the employment of an Employer on such date. If a forfeiture occurs, the forfeited portion of the Participant's Plan Account shall be reallocated in equal amounts to all participants as provided in Section 6.6.

In the event a former Participant is reemployed and becomes a Participant again upon such reemployment prior to incurring five consecutive One-Year Breaks-in-Service, the forfeited portion of his Plan Account shall be restored.

For purposes of this Section, if a Participant's benefit is $0.00, he shall be deemed to have received payment thereof as of the date on which his employment with the Employer terminates.

ARTICLE X

Beneficiary Designation

10.1. Designation of Beneficiary.

A Participant may designate a Beneficiary to whom distribution shall be made hereunder in the event such Participant dies before his or her interest is distributed to him in full. If such Participant has a spouse, his spouse will be his Beneficiary and receive distribution of his remaining interest in accordance with the provision of Section 8.3; provided, however, that such a Participant may designate a person or persons other than his spouse as Beneficiary hereunder if the requirements of Section 10.3 are met. Any such designation or change of designation shall be subject to the provisions of Section 10.3 and shall be made in writing in the form prescribed by the Committee and shall become effective only when filed by the Participant with the Committee; provided, however, that any such designation or change of designation which is received by the Committee after the death of the Participant shall be disregarded.

10.2 Beneficiary in Absence of a Designated Beneficiary.

If (i) Participant who dies does not have a surviving spouse and (ii) either no Beneficiary has been designated pursuant to the provisions of Section 10.1 and 10.3 or no Beneficiary survives such Participant, then the Beneficiary shall be the estate of such Participant.

10.3. Spousal Consent To Beneficiary Designation.

In the event a Participant is married, any Beneficiary designation, other than a designation of his spouse as Beneficiary, shall be effective only if his spouse consents in writing thereto and such consent acknowledges the effect of such action and is witnessed by a member of the Committee or a notary public, unless a member of the Committee finds that such consent cannot be obtained because such spouse cannot be located or on account of other circumstances set forth in Code section 401(a)(11) and the regulations thereunder.

ARTICLE XI

Leaves of Absence and Transfers

11.1. Military Leave of Absence.

So long as The Vietnam Era Veterans Readjustment Act of 1974 or any similar law shall remain in force, providing for re-employment rights for all persons in military service, as therein defined, an Employee who leaves the employment of the Employer for military service in the Armed Forces of the United States, as defined in such Act from time to time in force, shall, for all purposes of this Plan , be considered as having been in the employment of the Employer, with the time of his service in the military credited to his Service; provided that, upon such Employee being discharged from the military service of the United States, he applies for re-employment with the Employer and takes all other necessary action to be entitled to, and to be otherwise eligible for, re-employment rights, as provided by The Vietnam Era Veterans Readjustment Act of 1974, or any similar law from time to time in force.

11.2. Other Leaves of Absence.

An Employee on an Employer-approved leave of absence not described in Section 11.1 above shall, for all purposes of this Plan, be considered as having continued in the employment of the Employer for the period of such leave, provided that the Employee returns to the active employment of the Employer before or at the expiration of such leave. Such approved leaves of absence shall be given on a uniform, non-discriminatory basis in similar fact situations.

11.3. Transfers.

In the event that a Participant is transferred to employment with a member of the controlled group (as defined in Code sections 414(b), (c) or (m)) that includes the Company, which has not adopted the Plan or to employment with the Employer in a status other than as an Employee as defined in Section 2.1(j), or in the event that a person is transferred from employment with a member of the controlled group which has not adopted the Plan or from other employment with the Employer in a status other than Employee to employment with the Employer under circumstances making such person an Employee, then the following provisions of this Subsection shall apply:

    Transfer to employment (i) with a member of the controlled group which has not adopted the Plan or (ii) with the Employer not as an Employee shall not be considered termination of employment with the Employer, and such transferred person shall continue to be entitled to the benefits provided in the Plan, as modified by this Subsection.

    No amounts earned from a member of the controlled group at a time when it has not adopted the Plan or from the Employer not as an Employee shall constitute Compensation hereunder.

    Termination of employment with a member of the controlled group which has not adopted the Plan by a person entitled to benefits under this Plan (other than to transfer to employment with the Company or another member of the controlled group) shall be considered as termination of employment with the Employer.

    All other terms and provisions of this Plan shall fully apply to such person and to any benefits to which he may be entitled hereunder.

ARTICLE XII

Participant Loans

12.1. Loan to Participants.

The Trustees shall make loans available to any Participant who is employed with the Employer on the date the loan is made (and subject to the terms of this Section 12.1 to any party in interest as defined in ERISA section 3(14), even if such party in interest is no longer an Employee) pursuant to a uniform and nondiscriminatory policy. The Trustees will prescribe the rules and procedures applicable to loans and shall have the authority to change such rules and procedures (including the authority to change the rules and procedures outlined below to the extent such change is consistent with applicable law). All loans shall comply with the following terms and conditions:

(a) Loan Applications. A Participant must file a loan application (on forms which the Trustees will make available for such purpose) with the Trustees no later than the last day of a month in order to receive his loan during the following month. If a loan application is filed on or before the last day of a month, distribution of the loan amounts shall be made to the Participant as early as practicable during the following month.

(b) Criteria for Approval. The Trustees shall determine whether a Participant qualifies for a loan only upon a showing of substantial hardship. The Committee shall determine what events constitute a substantial hardship and shall communicate the criteria to Participants.

In addition, the Trustees may require a Participant to provide such evidence or documentation as they deem necessary to establish the existence of a hardship.

(c) Loan Limits. No loan shall be made if, immediately after the liquidation of units necessary to obtain the loan proceeds, the unpaid balance of all loans to the Participant by this Plan and all other plans maintained by the Employer would exceed the lesser of:

(1) $50,000 or

(2) 50% of the vested portion of the Participant's accounts under this Plan.

Notwithstanding the foregoing, the $50,000 limitation in (1) above shall be reduced by the highest outstanding loan balance for the one-year period ending on the day before a new loan is made minus the outstanding balance of existing loans to the Participant on the date of the new loan.

(d) Repayment Period. A fixed period for repayment of the loan not in excess of five years shall be specified in the loan agreement.

(e) Manner and Timing of Repayment. Loan will be repaid (principal and interest) through substantially equal payroll deductions; provided, that a Participant may at any time prepay the entire amount due on the loan in one lump sum. Upon a Participant's termination of employment, the entire loan balance shall become due and payable immediately and shall be set off against any distribution due to the Participant.

(f) Security. Each loan shall be secured by the Participant's collateral promissory note for the amount of the loan, including interest thereon, payable to the order of the Trustee.

(g) Interest. Each loan shall bear a reasonable rate of interest commensurate with the Boatmen's National Bank of St. Louis prime interest rate plus one percent determined as of the last business day of the month prior to the month in which the loan is made.

(h) Investment of Account. Any loan made to a Participant shall be treated as a segregated investment of his accounts. As such, all payments of principal and interest made by the Participant shall be credited only to the accounts of such Participant.

(i) Minimum Loan. The minimum amount of any loan shall be $1,000.

(j) Order of Investment Liquidation. The Participant may elect the amount of each fund in which his Plan Account is invested which is to be liquidated to provide the proceeds for any loan to him. If no such election is made, a portion of each fund in which the Participant's Plan Account is invested shall be liquidated to provide the proceeds for any loan to the Participant. The amount of each such fund to be liquidated shall be equal to the loan amount multiplied by the percentage of the Participant's Plan Accounts which are invested in such fund as of the date units are liquidated to obtain the loan proceeds. After the order in which the funds shall be liquidated has been established, the appropriate amounts within each fund shall be obtained by liquidating amounts attributable to employee contributions first, rollover amounts second, and employer contributions third.

(k) Investment of Loan Repayments. Repayments of loan amounts shall be invested in accordance with the most recent investment election form filed by the Participant. Loan repayments shall be transmitted monthly to the Trustees.

(l) Loan Processing Fee. The Employer shall deduct from each loan an amount equal to the lesser of two points or $75.00.

(m) Monthly Loan Fees. The Employer shall deduct from the Compensation of a Participant $3.00 per month for each month during which the Participant has a loan outstanding. Such payroll deduction amounts shall be retained by the Employer to defray the administrative costs associated with Plan loans.

(n) Number of Loans. An Employee may only have one outstanding loan at any given time and only one loan is granted in any twelve-month period.

(o) Default. Generally, a default shall occur upon the failure of a Participant to timely remit payments under the loan when due. In such event, the Trustees shall take such reasonable actions which a prudent fiduciary in like circumstances would take to protect and preserve Plan assets, including foreclosing on any collateral and commencing such other legal action for collection which the Trustees deem necessary and advisable. However, the Trustees shall not be required to commence such actions immediately upon a default. Instead, the Trustees may grant the Participant reasonable rights to cure any default, provided such actions would constitute a prudent and reasonable course of conduct for a professional lender in like circumstances. In addition, if no risk of loss of principal or income would result to the Plan, the Trustees may choose, in their discretion, to defer enforcement proceedings. If the qualified status of the Plan is not jeopardized, the Trustees may treat a loan that has been defaulted upon and not cured within a reasonable period of time as a deemed distribution from the Plan.

(p) Trustee Review. Upon satisfaction of the criteria established for granting a loan, the Trustees may grant the loan request. Two out of three of the Trustees must approve each loan. The Trustees shall then require that the Participant execute all documents necessary to establish the loan, including a promissory note and such other documents which will provide the Plan with adequate security.

ARTICLE XIII

Amendments and Termination

13.1. Amendment.

The Company by action of the Board reserves the right to amend the Plan from time to time by action of the Board subject to the following limitations:

(a) No amendment shall substantively change the duties and liabilities of the Committee, the Review Committee, or the Trustee, unless the Committee, the Review Committee or the Trustee, consents to the amendment;

(b) No amendment shall result in the return to the Employer of any part of the Trust or the income therefrom, or result in the distribution of the Trust to or for the benefit of anyone other than a Participant or Beneficiary;

(c) No amendment shall reduce the amount of the nonforfeitable portion of a Participant's Plan Account balance as determined as of the later of the effective date or the adoption date of the amendment; and

(d) No amendment shall eliminate an optional form of distribution with respect to a Participant's existing Plan Account balance as determined as of the later of the effective date or the adoption date of the amendment except as permitted under Code section 411(d)(6).

(e) Any such amendment shall be made by written resolution adopted by the Board.

The Company may delegate to the Committee or its officers the power to amend the Plan as the Company deems appropriate. Any amendment to the Plan shall be effective with respect to all Adopting Employers without any formal action on the part of any Adopting Employer other than the Company.

13.2. Termination.

Although each Adopting Employer intends to maintain the Plan indefinitely, the Plan is entirely voluntary on the part of each Adopting Employer and the continuation of the Plan and the contributions hereunder should not be construed as a contractual obligation of any Adopting Employer. Accordingly, the Company by action of the Board reserves the right to terminate the Plan in its entirety and to suspend or discontinue (in whole or in part) all contributions to the Trust Fund under the Plan, and each Adopting Employer by action of its board of directors reserves the right to withdraw from participation. Any such termination shall be by written resolution of the appropriate Board.

The Plan shall terminate in its entirety on any date specified by the Company if advance written notice is given to the Committee, the Trustee, and each Adopting Employer.

13.3. Termination Distributions.

If the Plan terminates, the Committee shall direct a final accounting and distribution of all amounts then held in the Trust Fund to the Participants or Beneficiaries. A distribution shall be made to each Participant or Beneficiary of the Plan Account balance payable to each such person in a single-sum payment. Such distribution shall be made as soon as practicable after the Company receives a favorable determination from the Internal Revenue Service as to the qualified status of the Plan under Code section 401(a) upon its termination, but not later than one (1) year after the Plan terminates.

ART'ICLE XIV

Mergers, Transfers and Rollovers

14.1. Merger with other Plans.

This Plan shall not be merged or consolidated with, nor transfer its assets or liabilities to, any other plan unless each Participant would (if the Plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

14,2. Transfers to Other Plans.

Notwithstanding the other provisions of this Section 14.2, a Participant, who is eligible to receive a distribution from this Plan, which equals or exceeds $200, at any time on or after January 1, 1993, may direct the Trustees to transfer a specified amount equal to all or any portion of his Account which constitutes an "eligible rollover distribution," (as defined in Code Section 402(c)(4)) to the trustee of another eligible retirement plan. For purposes of distributions made pursuant to Section 8.2 and 8.4, "eligible retirement plan" shall mean:

(i) an individual retirement account described in Code Section 408(a), or

(ii) an individual retirement annuity as described in Code Section 408(b) (other than an endowment contract), or a qualified trust described in Code Section 401(a) and exempt from tax under Code 501(a); provided, such trust is a defined contribution plan which accepts such rollover contributions, or an annuity plan described in Code Section 403(a).

For purposes of distributions made to a surviving spouse, "eligible retirement plan" shall mean only items (i) and (ii) described above.

The Participant shall provide such direction to the Trustee in writing on a form provided by the Administrator and shall clearly specify on such form the eligible retirement plan to which such distribution shall be transferred. The Plan and the Administrator may rely on the information provided by the Participant and shall not be subject to penalties or liability due to such reliance. The Administrator shall provide notice of this option to the Participant in accordance with rules prescribed by the Internal Revenue Service.

The Committee shall provide notice of this option to the Participant in accordance with rules prescribed by the Internal Revenue Service. The notice shall be provided to the Participant at least thirty (30) but not more than ninety (90) days prior to the date the Participant's' benefits will be distributed. However, a Participant may elect to receive his distribution prior to the expiration of the thirty (30) day notice period, if the Committee has informed the Participant that he has thirty (30) days to consider whether to elect a direct rollover distribution, and the Participant affirmatively elects to receive the direct rollover distribution prior to the expiration of the thirty (30) day notice period.

14.3. Rollover From Another Plan.

The Committee may direct the Trustee to accept from an Employee or another qualified plan, any cash or other assets which qualify to be rolled over into the Plan on a tax-free basis under the Code.

ARTICLE XV

Plan Administration

15.1. Administrative Committee.

The Plan shall be administered by a Committee of not more than three (3) members appointed by the Board for this purpose. Each member of the committee is a "named fiduciary" within the meaning of ERISA section 402(e) with respect to the administration of the Plan.

15.2. Committee Powers.

The Committee shall have such powers as are not specifically reserved to the Company, the Trustee, or the Participants which are appropriate to administer the Plan, including, but not limited to, the following:

(a) Absolute discretion to determine all questions arising under the Plan, including the power to determine the rights or eligibility of Employees or Participants, and their Beneficiaries, and the amount of any benefits due such persons under the Plan;

(b) Absolute discretion to construe the terms of the Plan and to remedy ambiguities, inconsistencies or omissions;

(c) To adopt such rule of procedure as it considers appropriate for the proper administration of the Plan and are consistent with the Plan;

(d) To enforce the Plan provisions and the rules of procedure which it adopts;

(e) To direct payments or distributions from the Trust Fund under the provisions of the Plan;

(f) To furnish the Employer with such information relating to the Plan as may be required by it for tax or other purposes;

(g) To employ agents, attorneys, accountants, actuaries or other persons, and to allocate or delegate to them such powers, rights and duties as it considers appropriate for the proper administration of the Plan;

(h) To initiate such amendments to the Plan as may be in substance authorized by the Board of Directors of the Company;

(i) To make equitable adjustments for any mistakes or errors made in the administration of the Plan;

(j) To request an audit of the Trust Fund to be made at reasonable times (but at least annually) by a certified public accountant, subject to the approval of the Company.

The Committee shall have such further powers and duties as may be elsewhere specified in the Plan, and shall have total discretion in the exercise of the powers granted hereunder.

15.3. Benefit Payments.

The Committee shall direct the Trustee, either in writing or orally with written confirmation, to make payments from the Trust Fund to Participants and Beneficiaries in accordance with the Plan. Written directions to the Trustee shall contain such information as may reasonably be required by the Trustee for this purpose.

15.4. Committee Officers.

The Committee shall appoint a Chairman from among its members, and shall select a Secretary who may, but need not be, a member of the Committee.

15.5. Meetings.

The Committee shall hold meetings upon such notice, at such place or places and at such times as they may determine. Meetings may be called by the Chairman or any two member of the Committee. A majority of the Committee shall constitute a quorum for the transaction of business.

15.6. Committee Actions.

The Committee shall act by a majority of its members, subject to the following:

(a) The Committee may delegate authority to a specific member(s) of the Committee to carry out such duties as the Committee may assign;

(b) A member of the Committee may by writing delegate any or all his rights, powers, duties and discretions to any other member of the Committee, with the consent of the latter;

(c) The Committee may retain counsel, employ agents, and provide for such clerical and accounting services as it may require to administer the Plan; and

(d) When there is an even division of opinion among the members of the Committee as to a matter, the Board shall decide the matter.

The actions of the Committee must be taken at a meeting, either in person or by means of telecommunication. A majority of the members of the Committee shall constitute a quorum, but the concurrence of at least a majority of the members shall be necessary for any action.

15.7. Committee Member Who is Participant.

If a member of the Committee is a Participant, he may not decide any matter relating to his participation or Plan Account or how his Plan Account or any portion thereof is to be paid to him that he would not have the right to decide were he not a member of the Committee, and he shall not receive any compensation for his services in the administration of the Plan.

15.8. Resignation or Removal.

A member of the Committee may resign at any time by giving thirty (30) days (or such shorter period as may be agreed to by the Board) advance written notice to the Board and to each other Committee member. The Company may remove a member of the Committee with or without cause by giving advance written notice to such member and each other member of the Committee. Any vacancy in the Committee shall be filled promptly by the Board.

A member of the Committee who is an Employee shall cease to be a member of the Committee as of the date his employment with the Employer terminates for any reason unless the Board acts to continue him as a member.

15.9. Information Required from Employer.

The Employer shall furnish the Committee with such data and information as the Committee deems appropriate to administer the Plan. The records of the Employer as to an Employee's period(s) of employment and Compensation shall be conclusive on all persons determined by the Committee to be clearly incorrect.

15.10. Information Required from Employees.

Each person entitled to benefits under the Plan must furnish the Committee from time to time in writing such person's post office address, each change of post office address, and such other data and information as the Committee deems appropriate to administer the Plan. Any communication, statement or notice addressed to any person at the last post office address filed with the Committee shall be binding upon such person for all purposes of the Plan.

15.11 Uniform Rules and Administration.

The Committee shall administer the Plan on a reasonable and nondiscriminatory basis and shall apply uniform rules to all persons similarly situated.

ARTICLE XVI

Claims Procedures

16.1. Written Claim for Benefits.

A Participant, Beneficiary or any other person who believes that he is entitled to, but has been improperly denied, a distribution or benefit under the Plan may file a claim for such distribution or benefit with the Committee. Such claim must be filed on such form and with such documentation as the Committee shall prescribe. The claim must be addressed to: Stifel, Nicolaus & Company, Incorporated, 500 North Broadway, St. Louis, Missouri 63102.

16.2. Initial Review of Claim.

The Committee shall consider all properly filed claims for distribution or benefit and shall notify the claimant in writing within sixty (60) days of receipt of the claim as to whether the claim is allowed or denied. If the Committee denies a claim, the written notice informing the claimant of the denial shall include the following:

(a) The specific reason(s) for the denial of the claim;

(b) The pertinent Plan provision(s) on which the denial is based;

(c) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(d) An explanation of the claim review procedure available to the claimant.

The Committee may deny a claim in whole or in part and shall notify the claimant of the extent of the denial.

16.3. Claim Review Procedure.

A claimant who received notice that his claim for distribution or benefit is denied in whole or in part may, within sixty (60) days after the receipt of the notice, apply to the Committee for a review of the decision. Such application must be made on a form provided by the Committee for this purpose. The claim must be addressed to: Committee, c/o Human Resources Department, Stifel, Nicolaus & Company, Incorporated, 500 North Broadway, St. Louis, Missouri 63102.

A claimant who files a claim for review with the Committee shall have the following rights:

(a) Upon reasonable notice to the Committee, the claimant may examine documents in the possession of the Committee that are pertinent to the decision under review; and

(b) The claimant may submit written comments and issues to the Committee relating to the decision under review.

The Committee shall notify the claimant in writing within sixty (60) days of the later of the receipt of the application for review or the receipt of written comments and issues from the claimant as to whether the claim is allowed or denied. If the application if denied, the written notice informing the claimant of the denial shall include the information specified in Section 16.2.

16.4: Review Decisions Final.

A decision by the Committee on an application for review shall be final and binding on all parties.

ARTICLE XVII

Miscellaneous

17.1. Restrictions on Alienation.

Except as provided in Code section 414(p) relating to qualified domestic relations orders, no right or interest under the Plan at any time shall be subject in any manner to anticipation, alienation, assignment (either by law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process. No person shall have power in any manner to anticipate, transfer, assign (either at law or in equity), alienate, or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his rights or interests under the Plan, and any attempt to do so shall be null and void. The Company shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under domestic relations orders which are deemed to be qualified orders. Such procedures shall be in writing and shall comply with the provisions of Code section 414(p) and the regulations thereunder. Notwithstanding any other provisions of this Plan, the Committee shall direct distributions to an alternate Payee (as defined in Code section 414(p)(8)) pursuant to a qualified domestic relations order prior to the date the Participant attains the Earliest Retirement Date(as defined in Code section 414(p)(4)(B)) if such qualified domestic relations order provides for such distribution.

17.2. Information Furnished by Company.

The Company shall furnish the Committee and the Trustee data and information needed to administer the Plan. The records of the Company as to an Employee's or Participant's period of employment, termination of employment and the reason therefor, leave of absence, reemployment and salary, will be conclusive on all persons unless determined to the Company's satisfaction to be incorrect.

17.3. Information Furnished by Participants.

Participants and their Beneficiaries must furnish to the Committee and the Trustee such evidence, data or information as the Committee considers desirable to carry out the Plan. The benefits of the Plan for each person are on the condition that he furnish promptly true and complete evidence, data and information requested by the Committee.

17.4. Statements.

The Committee shall furnish each Participant with a statement of his account balances in accordance with such rules and procedures established by the Committee. On written request, a Participant can obtain a copy of the latest annual report and documents under which the plan is organized and operated but must pay a reasonable cost of furnishing it. The Committee will also furnish each Employee who is a Participant and is separated from employment by retirement or otherwise, a statement of his vested benefits, if any.

17.5. Facility of Payment.

When, in the Committee's opinion, a Participant or Beneficiary is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may direct the Trustee to make payments to the Participant's or Beneficiary's legal representative, or to a relative or friend of the Participant or Beneficiary for his benefit, or the Committee may direct the Trustee to apply the payment for the benefit of the Participant or Beneficiary in any way the Committee considers advisable.

17.6. No Guaranty of Interests.

The Trustee, the Committee and the Company do not in any way guarantee the Trust Fund from loss or depreciation. The Company and the Committee do not guarantee any payment to any person. The liability of the Trustee to make any payment is limited to the availability assets of the Trust Fund.

17.7. Employment Rights.

The Plan is not a contract of employment, and membership in the Plan will not give any Employee the right to be retained in the employ of the Company nor any right or claim to any benefit under the Plan, unless the right or claim has specifically accrued under the terms of the Plan.

17.8. Committee's Discretion.

An interpretation of the Plan and a decision on any matter within the Committee's discretion made by it in good faith is binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known, and the Committee shall make such adjustment as it considers equitable and practicable.

17.9. Action by Employer.

Any action taken by any corporation that makes up the Employer with respect to the Plan shall be by resolution of its Board of Directors, by a duly authorized committee of said Board, or by a person authorized by resolution of said Board or any such committee or by the corporation's Bylaws or Articles of Incorporation.

17.10. Expenses.

All expenses of the Plan shall be paid either by the Company or the Trustee out of Plan assets and shall be allocated among Plan Accounts in an equitable manner determined by the Committee.

17.11. Applicable Law.

The Plan shall be governed by the informal laws of the state of Missouri to the extent that federal law does not preempt such laws.

17.l2. Special Valuation Dates.

The Committee may designate a special valuation date to avoid prejudice either to Participants or to a former Participant whose employment with the Employer has terminated.

17.13. Missing Documents.

If the Committee notifies a Participant or Beneficiary that he is entitled to a benefit, and such person fails to file a claim for benefit or otherwise make his whereabouts known to the Committee within a reasonable period of time after the notification, the payment to which he is entitled shall be disposed of in an equitable manner as permitted by law. The Committee need not search for or locate any Participant or Beneficiary. Notification by the Committee mailed to the last post office address filed with the Committee shall be sufficient notice of benefit entitlement for this purpose.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by a duly authorized officer as of this 28th day of September, 1994.

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By	/s/ Mark D. Knott
Its	Sr. Vice President, CFO

APPENDIX A

Service Crediting Rules

A.1. Introduction.

This Appendix applies to determine the Hours of Service of an Employee for purposes of the Plan.

To the extent that this Appendix does not contain all rules in section 2530.200b-2 of the Code of Federal Regulations that apply for this purpose, such rules are incorporated herein by reference and shall supplement this Appendix.

A.2. Hours of Service.

An Employee shall be credited with an Hour of Service for each of the following:

(a) Each hour for which he is paid, or entitled to a payment, by the Employer for a period during which he performs services for the Employer;

(b) Each hour for which he is paid, or entitled to a payment, by the Employer for a period during which he does not perform services for the Employer (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, layoff, jury duty, military duty, or leave of absence;

(c) Each hour for which he is awarded back pay or for which the Employer agrees to back pay (irrespective of the mitigation of damages) unless an hour has been credited for the same period under (a) or (b) above; and

(d) For purposes of determine a Year of Eligibility Service, each hour for which he is on a Leave of Absence and would otherwise have been credited with an hour of service.

Hours credited under (c) shall be credited for the period to which the award or agreement pertains rather than the period in which the award, agreement or payment is made.

A.3. Special Rule for Periods When No Services Rendered.

In crediting hours to an Employee for a period during which he does not perform services for the Employer, no credit shall be given for the following:

(a) Hours in excess of 501 on account of any single continuous period during which the Employee does not perform services for the Employer;

(b) Hours for which the Employee is paid, directly or indirectly, if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation, unemployment compensation, or disability insurance law; and

(c) For a payment which is solely to reimburse the Employee for medical or medically related expenses.

An hour shall not be credited for accrued but unused vacation time, if any, for which the Employee is paid upon his termination of employment.

A.4. Special Rule for Maternity/Paternity Absences.

Solely to determine whether an Employee has a One-Year Break-in-Service, if he is absent from service by reason of a "maternity or paternity absence," he shall be credited with an Hour of Service for each hour he would have worked but for the absence (or for eight (8) hours for each day of the absence if the number of hours he normally worked cannot be determined); provided that no more than 501 Hours of Service shall be credited under this Section.

Hours of Service credited under this Section shall be credited to the following periods:

(a) Hours of Service shall be credited to the year in which the Employee's maternity or paternity absence begins if the credit would prevent him from incurring a One-Year Break-in-Service for such year.

(b) Hours of Service shall be credited to the year following the year in which the Employee's maternity or paternity absence begins in all cases not described in (a).

For purposes of this Section, a "maternity or paternity absence" is an absence caused by reason of the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of the child, or an absence for purposes of caring for such child for a period immediately following such birth or placement.

A.5. Special Rule for Acquired Employers.

Unless otherwise specified by the Company, an Employee who is employed by an Acquired Employer on the date of the acquisition of such Acquired Employer by the Company, shall be credited with an Hour of Service for each hour for which he performs services for an Acquired Employer. For purposes of this section, only hours completed from the last date of hire through the date of acquisition shall be counted.

APPENDIX B

Top-Heavy Provisions

B.1. Introduction.

This Appendix applies to determine whether the Plan is a Top-Heavy Plan for a Plan Year.

To the extent that this Appendix does not contain all rules in Code section 416 (and the regulations thereunder) that apply for this purpose, such rules are incorporated herein by reference and shall supplement this Appendix.

B.2. Top-Heavy Plan.

The Plan is Top-Heavy for a Plan Year if, as of the determination date, the adjusted accrued benefit of key-employees under all qualified plans within the aggregation group is more than sixty percent (60%) of the adjusted accrued benefit of all non-key employees under all qualified plans within the aggregation group.

B.3. Key-Employees: Non-Key Employees.

A "key-employee" is any Employee who at any time during the Plan Year or any of the four (4) preceding Plan Years was:

(a) An officer of any corporation that makes up the Employer with compensation of more than $45,000 (or such amount as equals fifty percent (50%) of the amount in effect under Code section 415(b)(1)(A) for such Plan Year); provided that, no more than fifty (50) Employees (or, if lesser, the greater of three (3) Employees or ten percent (10%) of all Employees) shall be treated as officers;

(b) One of the ten (10) Employees with compensation of more than $90,000 ( or such amount in effect under Code section 415(c)(1)(A) for the Plan Year) who owns the largest interest in the Employer; provided that, an Employee who owns not more than a one-half percent (1/2%) interest in value shall not be counted, and if two (2) Employees have the same interest, the Employee with the greater compensation for the Plan Year shall be treated as owning a larger interest;

(c) A five percent (5%) owner of any corporation that makes up the Employer; and

(d) A one percent (1%) owner of any corporation that makes up the Employer with compensation for the Plan Year of more than $150,000.

A " non-key employee" is any Employee who is not a key-employee.

For purposes of the Appendix, compensation means compensation as defined in Code section 415(c)(3).

B.4. Determination Date.

The "determination date" is the last day of the immediately preceding Plan Year, or for the first Plan Year, the last day of such Plan Year.

B.5. Adjusted Accrued Benefit.

The "adjusted accrued benefit" of an Employee is the sum of the Employee's adjusted account balance under this Plan plus his adjusted accrued benefit under any other qualified plan within the aggregation group in which the Employee participates or has participated.

An Employee's "adjusted account balance" under the Plan is his Plan Account balance as of the determination date, adjusted as follows:

(a) The Employee's Account is increased by the total amount of all distributions made from the Account during the five (5) year period ending on the determination date;

(b) The Employee's Account is disregarded if he has not performed services for the Employer at any time during the five (5) year period ending on the determination date;

(c) The Employee's Account is disregarded if he was a key-employee for a prior Plan Year but is not a key-employee for the current Plan Year;

(d) The Employee's Account does not include the amount of any contribution actually paid to the Trust after the determination date (except with respect to the first Plan Year); and

(e) The Employee's Account is increased or decreased by the amount of any rollover or transfer in which the Plan is the recipient or distributor as provided in Code section 416(g)(4)(A).

An Employee's adjusted accrued benefit under each other qualified plan within the aggregation group shall be determined under such plan and Code section 416.

B.6. Aggregation Group.

The "aggregation group" includes the following qualified plans:

(a) Each qualified plan of the Employer in which a key-employee participated in the Plan Year containing the determination date or any of the four (4) preceding Plan Years;

(b) Each qualified plan of the Employer which enabled a plan described in (a) to satisfy the requirements of Code section 401(a)(4) or 410; and

(c) At the election of the Employer, any qualified plan of the Employer that is not described in (a) or (b) but that satisfied the requirements of Code sections 401(a)(4) or 410 when considered together with such plans.

The plans described in (a) and (b) together constitute the "required aggregation group." The plans described in (a), (b) and (c) together constitute the "permissive aggregation group."

B.7. Adjustment to Benefit Limitations.

If the Plan is Top-Heavy for a Plan Year and, as of the determination date, the adjusted accrued benefit of key-employees under all qualified plans within the aggregation group is more than ninety percent (90%) of the adjusted accrued benefit of all non-key-employees under all qualified plans within the aggregation group then a factor of 1.0 shall be used in the denominator of the defined benefit fraction and defined contribution fraction used to determine the combined plan limit under Code section 415 instead of a factor of 1.25.

APPENDIX C

Identifying Highly Compensated Employees

C.1. Introduction.

This Appendix applies to determine the identity of Highly Compensated Employees for a Plan Year.

To the extent that this Appendix does not contain all rules in Code section 414(q) (and the regulations thereunder) that apply for this purpose, such rules are incorporated herein by reference and shall supplement this Appendix.

C.2. Highly Compensated Employee.

An Employee is a "Highly Compensated Employee" for a Plan Year if he performs services for the Employer during the Plan Year and any of the following conditions is satisfied:

(a) The Employee is a 5-percent owner of any corporation that makes up the Employer at any time during the prior Plan Year or current Plan Year;

(b) The Employee received compensation of more than $62,345 (or such greater amount in effect under Code section 414(q)(1)(C) for the prior Plan Year and was a member of the group consisting of the top 20-percent of the Employees when ranked by compensation;

(c) The Employee received compensation of more than $93,518 (or such greater amount in effect under Code section 414(q)(1)(B) for the prior Plan Year;

(d) The Employee received compensation of more than $56,111 (or such greater amount as equals 50-percent of the amount in effect under Code section 415(b)(1)(A)) for the prior Plan Year and was an officer of the Employer at any time during such year.

An Employee also is a Highly Compensated Employee for the current Plan Year if he is one of the top 100 Employees when ranked by compensation received for the current Plan year and is described in (b), (c) or (d) when such paragraphs are applied based on the current Plan Year (determined based on the applicable dollar limitations above that are in effect for the current Plan Year).

C.3. Employee Percentages.

To determine the number of Employees for purposes of C.2(b) and C.4(a), all Employees who perform services for the Employer during a Plan Year shall be counted as Employees except the following:

(a) An Employee who has not completed six (6) mounts of service by the end of the Plan Year (including service completed in the immediately preceding Plan Year);

(b) An Employee who normally works less than seventeen and one half (17-1/2) hours per week;

(c) An Employee who normally works less than six (6) months during any Plan Year;

(d) An Employee who has not attained age twenty-one (21) by the end of the Plan Year.

The Employer can modify the exclusions under (a), (b), (c) or (d) above by substituting any shorter period of service or lower age than that specified; provided that such modification must be made on a uniform and consistent basis for all employee benefit plans maintained by the Employer.

C.4. Special Rules for Officers.

To determine whether an Employee is a Highly Compensated Employee by reason of his position as an officer of a corporation that makes up the Employer, the following rules apply:

(a) No more than fifty (50) Employees (or, if lesser, the greater of three (3) Employees or ten percent (10%) of all Employees) shall be treated as officers; and

(b) If for any year no officer is described in C.2(d) above, then the highest paid officer shall be treated as a Highly Compensated Employee.

If the number of Employees who are treated as officers is limited under (a) above, then the officers with the greatest compensation for the year shall be treated as Highly Compensated Employees.

C.5. Tie-Breaking Elections.

To determine the identity of Highly Compensated Employees, the Employer shall adopt rounding and tie-breaking rules that are reasonable, nondiscriminatory, and uniformly and consistently applied.

C.6. Compensation.

For purposes of determining the identity of Highly Compensated Employees, the term compensation shall mean compensation as defined in Code section 414(q)(7).

APPENDIX D

Salary Deferral Contributions in Excess of Limitations

D.1. Introduction.

This Appendix applies if the elective deferrals (as defined in Code section 402(g)(3)) of a Participant exceed $9,240 (or such other amount in effect under Code section 402(g)(1) and the Participant requests that a corrective distribution of the excess be made from under this Plan.

To the extent that this Appendix does not contain all rules in Code section 402(g) (and the regulations thereunder) that apply for this purpose, such rules are incorporated herein by reference and shall supplement this Appendix.

D.2. Request and Distribution.

A Participant may assign to the Plan any excess Salary Deferral Contributions made during a taxable year of the Participant by notifying the Company on or before March 1 of such taxable year of the amount of such excess to be assigned to the Plan. A Participant is deemed to notify the Committee of any Excess Salary Deferral Contributions that arise by taking into account those Salary Deferral Contributions made to this Plan and any other plans for the Employer.

Notwithstanding any other provision of the Plan, any Salary Deferral Contributions in excess of the limitations herein (plus any income and minus any loss allocable thereto) shall be distributed no later than April 15 to any Participant to whose account excess Salary Deferral Contributions were assigned for the preceding year and who claims excess Salary Deferral Contributions for such taxable year; provided however, that distribution of excess Salary Deferral Contributions shall be made first from Salary Deferral Contributions, if any, which are not matched by the Employer in accordance with Section 5.1, and thereafter from Salary Deferral Contributions, if any, which are matched by the Employer in accordance with Section 5.1 .

Amounts distributed under this Appendix shall be debited to the Participant's Salary Deferral Contribution Account, and shall be withdrawn from each investment fund, in which such Account is invested in proportion to the amount invested in each such fund, immediately after the Valuation Date that precedes the date of the distribution.

Excess Salary Deferral Contributions shall be treated as annual additions under the Plan, unless such amounts are distributed no later than April 15 of the year following the end of the Participant's taxable year in which such contributions were made.

D.3. Income on Distributions.

The gain (or loss) allocable to an excess deferral distributed under this Appendix is equal to the net gain (or loss) for the Plan Year credited (or debited) to the Participant's Salary Deferral Contribution Account multiplied by a fraction, the numerator of which is the dollar amount of the excess deferral and the denominator of which is the balance in such account at the end of the Plan Year reduced by the net gain (or increased by the net loss) credited (or debited) to such account for the Plan Year.

D.4. Matching Contributions Attributable to Excess Deferrals.

Any Matching Contributions attributable to Salary Deferral Contributions which are distributed pursuant to Section D.2 shall be forfeited and treated as specified in Section 6.6.

APPENDIX E

Excess Salary Deferral Contributions

E.1. Introduction.

This Appendix applies for the following purposes:

(a) To determine the Average Deferral Percentage for each group of Participants specified in Section 4.4; and

(b) To determine the proper correction method if Section 4.4 is not satisfied for the Plan Year.

To the extent that this Appendix does not contain all rules in Code section 401(k) (and the regulations thereunder) that apply for this purpose, such rules are incorporated herein by reference and shall supplement this Appendix.

E.2. Actual Deferral Percentage.

The following definitions apply for purposes of Section 4.4 and this Appendix:

(a) The "Average Deferral Percentage" ("ADP") for a group of Participants is the average of the Actual Deferral Ratios of each Participant in the group.

(b) The "Average Deferral Ratio" ("ADR") of a Participant is the ratio determined by dividing his Salary Deferral Contributions for the Plan Year (disregarding any Salary Deferral Contributions distributed or that will be distributed under Appendix D) by his compensation (as defined in Code section 414(s)).

E.3. Excess Salary Deferral Contributions.

If Section 4.4 is not satisfied for a Plan Year, then some or all Highly Compensated Employees shall have received an excess Salary Deferral Contribution for the Plan Year.

The amount of the excess Salary Deferral Contribution of a Highly Compensated Employee is determined as follows:

(a) The ADR of the Highly Compensated Employee(s) with the highest ADR is reduced as necessary to satisfy Section 4.4., or cause the ADR of such Highly Compensated Employee(s) to equal the ADR of the Highly Compensated Employees(s) with the next highest ADR.

(b) The process in (a) is repeated as necessary to satisfy Section 4.4.

The excess Salary Deferral Contribution of a Participant is equal to the dollar amount represented by the reduction in his ADR caused by the application of the above rules.

E.4. Distribution of Excess.

The Committee shall cause to distribute to each Highly Compensated Employee the excess Salary Deferral Contribution of such Highly Compensated Employee (plus the gain or minus the loss allocable thereto) to satisfy Section 4.4; provided however, that distribution of excess Salary Deferral Contributions shall be made first from Salary Deferral Contributions, if any, which are not matched by the Employer in accordance with Section 5.1, and thereafter from Salary Deferral Contributions, if any, which are matched by the Employer in accordance with Section 5.1. The distribution shall be made not later than the last day of the Plan Year following the Plan Year in which the excess Salary Deferral Contributions were received. If such excess amounts are distributed more than two and one-half (2 1/2) months after the last day of the Plan Year in which such excess amounts arose, a ten percent (10%) excise tax will be imposed on the Employer with respect to such amounts. Amounts distributed under this Appendix shall be debited to the Participant's Salary Deferral Contribution Account. Excess Salary Deferral Contributions of Participants who are subject to the family aggregation rules of Code section 414(q)(6) shall be allocated among the family members in proportion to the Salary Deferral Contributions (and amounts treated as Salary Deferral Contributions) of each family member that is combined to determined the combined ADP.

Excess Salary Deferral Contributions (including the amounts recharacterized) shall be treated as annual additions under the Plan.

Any Matching Contributions attributable to excess Salary Deferral Contributions which are distributed pursuant to this Section shall be forfeited and treated as specified in Section 6.6.

E.5. Gain (Loss) on Distributions.

The gain (or loss) allocable to an excess Salary Deferral Contribution distributed under this Appendix is equal to the net gain (or loss) for the Plan Year credited (or debited) to the Participant's Salary Deferral Contribution Account multiplied by a fraction, the numerator of which is the dollar amount of the excess Salary Deferral Contribution and the denominator of which is the balance in such account at the end of the Plan Year reduced by the net gain (or increased by the net loss) credited (or debited) to such account for the Plan Year.

E.6. Multiple Use Test.

After the excess Salary Deferral Contribution (determined under this Appendix), and the excess Matching Contribution (determined under Appendix F), have been determined for each Highly Compensated Employee, the "multiple use test" specified in regulations adopted under Code section 401(m) shall be applied by comparing the ADP for each group of Participant's specified in Section 4.4 with the Average Contribution Percentage (as determined under Appendix F) for each group of Participants specified in Section 5.3. If the multiple use test is not satisfied for a Plan Year, then some or all Highly Compensated Employees shall be considered to have made an additional excess Salary Deferral Contribution for the Plan Year. The amount of the additional excess Salary Deferral Contribution shall be determined in accordance with the process specified in F.3, which shall be applied as necessary to satisfy the multiple use test. The Committee shall cause to distribute the additional excess Salary Deferral Contribution of each Highly Compensated Employee (plus the gain or minus the loss allocable thereto) as specified above in this Appendix.

For purposes of applying the multiple use test specified herein, the ADP for the group of Highly Compensated Employees shall be determined by disregarding the excess Salary Deferral Contribution of each such Highly Compensated Employees as determined under this Appendix without regard to the E.6.

APPENDIX F

Excess Matching Contributions

F.1. Introduction.

This Appendix applies for the following purposes:

(a) To determine the Average Contribution Percentage for each group of Participants specified in Section 5.3; and

(b) To determine the proper correction method if Section 5.3 is not satisfied for the Plan Year.

To the extent that this Appendix does not contain all rules in Code section 401(m) (and the regulations thereunder) that apply for this purpose, such rules are incorporated herein by reference and shall supplement this Appendix.

F.2. Average Contribution Percentage.

The following definitions apply for purposes of Section 5.3 and this Appendix:

(a) The "Average Contribution Percentage" ("ADP") for a group of Participants is the average of the Aggregate Contribution Ratios of each Participant in the group.

(b) The "Average Contribution Ratio" ("ACR") for a Participant is the ratio determined by dividing his Matching Contributions for the Plan Year by his compensation (as defined in Code section 414 (s)).

For purposes of this Section, a Participant's compensation is the compensation he received for that portion of the Plan Year during which he was a Participant and is defined in Code section 414 (s).

When calculating a Participant's ACR, Matching Contributions that are forfeited either to satisfy the requirement of Section 5.4 or because contributions to which they relate are excess elective deferrals as described in Appendix D or excess Salary Deferral Contributions as described in Appendix C shall not be included in the calculation.

F.3. Excess Matching Contributions.

If Section 5.3 is not satisfied for a Plan Year, then some or all Highly Compensated Employees shall have received an excess Matching Contribution for the Plan Year.

The amount of the excess Matching Contribution received by a Highly Compensated Employee is determined as follows:

(a) The ACR of the Highly Compensated Employee with the highest ACR is reduced as necessary to satisfy Section 5.3, or cause the ACR of such Highly Compensated Employee to equal the ACR of the Highly Compensated Employee with the next highest ACR.

(b) The process in (a) is repeated as necessary to satisfy Section 5.3

The excess Matching Contribution received by a Participant is equal to the dollar amount represented by the reduction in his ACR caused by the application of the above rules.

F.4. Distribution of Excess.

The Committee shall cause to distribute to each Highly Compensated Employee the excess Matching Contribution received by such Highly Compensated Employee (plus the gain or minus the loss allocable thereto) to satisfy Section 5.3. Excess Matching Contributions of Participants who are subject to the family aggregation rules of Code section 414(q)(6) shall be allocated among the family members in proportion to the Employee and Matching Contributions (and amounts treated as Matching Contributions) of each family member that is combined to determined the combined ACP. The distribution shall be made by the last day of the Plan Year following the Plan Year for which the excess Matching Contribution was received. If such excess amounts are distributed more than two and one-half (2 1/2) months after the last day of the Plan Year in which such excess amounts arose, a ten percent (10%) excise tax will be imposed on the Employer with respect to such amounts.

Excess Matching Contributions shall be treated as annual additions under the Plan.

Amounts distributed under this Appendix shall be debited to the Participant's Employer Contribution Account.

F.5. Gain (Loss) on Distributions.

The gain (or loss) allocable to an excess Matching Contribution distributed under this Appendix is equal to the net gain (or loss) for the Plan Year credited (or debited) to the Participant's Employer Contribution Account multiplied by a fraction, the numerator of which is the dollar amount of the excess Matching Contribution and the denominator of which is the balance in such account at the end of the Plan Year reduced by the net gain (or increased by the net loss) credited (or debited) to such account for the Plan Year.

TWELFTH AMENDMENT TO THE

STIFEL, NICOLAUS PROFIT SHARING FUND

WHEREAS, Stifel, Nicolaus & Company, Incorporated (the "Company"), established and continues to maintain the Stifel, Nicolaus Profit Sharing Fund (the "Plan") for the exclusive benefit of its employees; and

WHEREAS, the Company desires to amend the Plan effective as of the dates specified below;

NOW, THEREFORE, the Plan is amended, effective as of the dates specified below, as follows:

I.

Effective as of January 1, 1995, the second sentence of Section 2.1(h) of the Plan is hereby deleted and the following is substituted in lieu thereof to read as follows:

"Compensation shall not include any other Employer contributions to or benefits under this Plan or any other qualified retirement plan or amounts designated as length of service awards."

II.

Effective as of August 1, 1995, Section 3.1 of the Plan is hereby deleted and the following is substituted in lieu thereof to read as follows:

"3.1 Eligibility.

An Employee who is employed by an Adopting Employer shall be eligible to participate in the Plan unless (i) he is a Leased Employee with respect to the Employer, or (ii) he has not attained age twenty-one (21). The Committee shall notify each Employee of the date he becomes eligible to participate in the Plan and the necessary actions that may be required on his part to obtain or participate in all benefits of the Plan."

III.

Effective as of July 29, 1989, the first sentence of Section 5.3 of the Plan is hereby deleted and the following if substituted in lieu thereof as follows:

"The Matching Contributions (and Employer Discretionary Contributions, if any, allocated pursuant to paragraph (b) of Section 6.5) made for each Plan Year on behalf of the Highly Compensated Employees are subject to the nondiscrimination requirements imposed under Code section 401(m)."

IV.

Effective as of May 31, 1995, Section 9.1 of the Plan is hereby amended in its entirety to read as follows:

"9.1 Vesting Based Upon Occurrence of Certain Events.

A Participant shall have a fully vested and nonforfeitable interest in his entire Plan Account upon attainment of Normal Retirement Age, or upon the occurrence of his death while an Employee. In addition, effective May 31, 1995, a Participant whose employment with the Employer was terminated as a result of the sale of assets of the Oklahoma and Texas divisions of the Company to Capital West Securities, Inc. shall have a fully vested and nonforfeitable interest in his entire Plan Account."

IN WITNESS WHEREOF, the Company has caused this Twelfth Amendment to be executed by its duly authorized officer on this 21st day of August, 1995.

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By	/s/Mark D. Knott
Its	Sr. Vice President

ATTEST:

/s/Michele W. Weismueller

THIRTEENTH AMENDMENT TO THE

STIFEL, NICOLAUS PROFIT SHARING 401(k) PLAN

WHEREAS, Stifel, Nicolaus & Company, Incorporated (the "Company") established and continues to maintain the Stifel, Nicolaus Profit Sharing Fund (the "Plan") for the exclusive benefit of its employees; and

WHEREAS, the Company desires to amend the Plan effective as of May 1, 1997;

NOW, THEREFORE, the Plan is amended effective as of May 1, 1997, as follows:

I.

The name of the Plan is hereby changed to the "Stifel, Nicolaus Profit Sharing 401(k) Plan" and any references in the Plan to the "Stifel, Nicolaus Profit Sharing Fund" are hereby changed to the "Stifel, Nicolaus Profit Sharing 401(k) Plan."

II.

A new Section 2.1.(i) is hereby added to the Plan and the remaining subparagraphs are redesignated (j) through (ai) accordingly:

"(i) 'Disability' means a physical or mental condition that prevents a person from performing his usual duties for the Employer, which condition is reasonably certain to continue for a substantial period."

III.

Redesignated Section 2.1(ag) of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

"(ag) 'Valuation Date' means each business day of the Plan Year."

IV.

Section 3.2. of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

"3.2 Participation.

Any Employee who was an active Participant immediately before the Effective Date shall remain an active Participant on the Effective Date. Each other Employee who satisfies the eligibility conditions of Section 3.1. shall become an active Participant on the earlier of (a) the Entry Date next following the date he completes six (6) consecutive months of employment and 500 Hours of Service with an Adopting Employer, or (b) the Entry Date coincident with or next following the date he completes one (1) Year of Eligibility Service. However, an Employee shall not become or remain an active Participant if he does not satisfy the eligibility conditions of Section 3.1. on the Entry Date specified above, but may later become an active Participant in accordance with Section 3.4."

V.

Section 4.1. of the Plan is hereby deleted in its entirety and the following substituted in lieu thereof:

"4.1. Salary Deferral Contributions.

A participant may elect to have Salary Deferral Contributions made to the Plan on his behalf by the Employer commencing with the first day of the first payroll period that commences coincident with or next following the date he becomes a Participant. If a Participant does not execute an earnings reduction agreement to be effective with respect to such payroll period, he thereafter may execute an earnings reduction agreement to be effective as of the first day of any subsequent payroll period.

Salary Deferral Contributions must be stated as a specified whole percentage of Compensation for each payroll period and shall be between one percent (1%) and fifteen percent (15%) of such Participant's Compensation."

VI.

Section 4.2. of the Plan is hereby deleted in its entirety and the following substituted in lieu thereof:

"4.2. Modification of Salary Reduction Contributions.

Change in Contribution Rate: Any Participant who is making Salary Deferral Contributions under Section 4.1. may elect to change the rate of his Salary Deferral Contributions (but not retroactively) as of the first day of any payroll period within the limits specified in Section 4.1. An election to change the rate of Salary Deferral Contributions must be communicated to the Committee within the time specified by the Committee which time period shall be prior to the effective date of such change.

Suspension or Resumption of Contributions: Any Participant who is making Salary Deferral Contributions under Section 4.1. may suspend such contributions as of the first day of any payroll period (but not retroactively). Such suspension of Salary Deferral Contributions shall be made by notifying the Committee in the form, manner and within such time prescribed by the Committee. A Participant who suspends his Salary Deferral Contributions shall be entitled to elect to have Salary Deferral Contributions made on his behalf as of the first day of any subsequent payroll period during the Plan Year; provided that notice of such election is received by the Committee in the form, manner and within such time prescribed by the Committee.

The Salary Deferral Contributions of a Participant who is absent from employment due to an unpaid leave of absence shall be automatically suspended during such leave of absence. Such suspension shall be effective on the date the payment of Compensation by the Employer to the Participant ceases and shall remain in effect until payment of Compensation is resumed."

VII.

Section 6.4. is hereby deleted in its entirety and the following substituted in lieu thereof:

"6.4. Allocation of Salary Deferral and Matching Contributions.

The Salary Deferral Contributions made by a Participant shall be credited to the appropriate Account of the Participant as of the last day of the payroll period for which such contributions are made. Matching Contributions made on behalf of a Participant shall be credited to the appropriate Account of the Participant as of the last day of the payroll period for which such contributions are made."

VIII.

Section 7.2. is hereby deleted in its entirety and the following substituted in lieu thereof:

"7.2. Change of Investment Elections.

A Participant may elect to change his investment options for future amounts allocated to his Plan Account as of the first day of any payroll period. A Participant may elect to transfer the existing balance in his Plan Account between the investment options as of any business day. Such change or election by a Participant must be a written notice furnished to the Committee in accordance with uniform and nondiscriminatory rules of procedure established by the Committee for this purpose; provided that the Committee may, in its sole discretion, determine that transfers between investment options must be made in specific increments of the balance of the investment option from which the transfer is made or in a form other than a written notice furnished to the Committee. The rules with respect to the timing and frequency of transfers among investment options shall be established by the Committee and may be subject to penalties or restrictions."

IX.

Section 7.3. is hereby deleted in its entirety and the following substituted in lieu thereof:

"7.3. Allocation of Investment Earnings (Losses).

Effective December 31, 1993, all gains or losses on a particular investment option will be allocated to each Participant who has invested his Plan Account in such option."

X.

Section 7.4. of the Plan is hereby deleted in its entirety.

XI.

The second paragraph in Section 8.1. is hereby deleted in its entirety and the following substituted in lieu thereof:

"Anything contained herein to the contrary, if the benefit payable to a Participant is greater than $3,500 and the date of distribution is prior to the Participant's Mandatory Benefit Distribution Date, the Participant must consent to the distribution. In the event the Participant does not consent to such distribution prior to his Mandatory Benefit Distribution Date, distribution shall be made to such Participant and without his consent (i) as soon as administratively practicable after the date the Participant consents in writing to the Committee to such distribution, or (ii) his Mandatory Benefit Distribution Date, whichever occurs first. For purposes of this Section 8.1, 'Mandatory Benefit Distribution Date' means the first day of the calendar month coincident with or next following the date the Participant attains age sixty-two (62)."

XII.

Section 8.2. is hereby deleted in its entirety and the following substituted in lieu thereof:

"8.2. Benefits Paid Upon Normal Retirement.

A Participant who retires from service with the Employer on or after his Normal Retirement Date shall have a nonforfeitable interest in his Plan Account, and, subject to Section 8.1., shall be entitled to receive a distribution of his Plan Account as soon as administratively practicable after the date of his retirement. If the Participant is subsequently entitled to an allocation of Matching Contributions or Discretionary Contributions for the Plan Year in which occurs his Normal Retirement Date, the amount so allocated shall be distributed to the Participant as soon as administratively practicable after such allocation."

XIII.

Section 8.3. of the Plan is hereby deleted in its entirety and the following substituted in lieu thereof:

"8.3. Benefits Paid Upon Death.

Upon the death of a Participant while in active employment with the Employer or upon such Participant's death after his retirement and prior to the date distribution of his benefit commences, the Participant shall have a nonforfeitable interest in his Plan Account and his beneficiary shall be entitled to receive a distribution of the Plan Account as soon as administratively practicable following his date of death. If the Participant is subsequently entitled to an allocation of Matching Contributions or Discretionary Contributions for the Plan Year in which his death occurs, the amount so allocated shall be distributed as soon as administratively practicable after such allocation."

XIV.

Section 8.4. of the Plan is hereby deleted in its entirety and the following substituted in lieu thereof:

"8.4. Benefits Paid Upon Termination.

A Participant whose employment with the Employer terminates prior to his Normal Retirement Date for reasons other than death, shall be entitled to receive a distribution of the vested balance of his Plan Account. Such distribution shall be based on years of vesting service as of the date of termination and, subject to Section 8.1, shall be paid as soon as practicable after the date of his termination of employment. If the Participant is subsequently entitled to an allocation of Matching Contributions or Discretionary Contributions for the Plan Year in which his termination of employment occurs, the amount so allocated shall be distributed as soon as administratively practicable after such allocation."

XV.

A new Section 8.5. of the Plan is hereby added to the Plan and existing Sections 8.5., 8.6., 8.7., 8.8. and 8.9. are hereby redesignated as Sections 8.6., 8.7., 8.8., 8.9. and 8.10.:

"8.5. Benefits Paid Upon Disability.

Upon the Disability of a Participant while in active employment with the Employer, the Participant shall have a nonforfeitable interest in his Plan Account and shall be entitled to receive a distribution of his Plan Account as soon as administratively practicable after the date of his Disability. If the Participant is subsequently entitled to an allocation of Matching Contributions or Discretionary Contributions for the Plan Year in which his Disability occurs, the amount so allocated shall be distributed to the Participant as soon as administratively practicable after such allocation."

XVI.

Redesignated Section 8.6. of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

"8.6. Method of Distribution.

A Participant (or Beneficiary) will receive distribution of his Plan Account in a single-sum cash payment; provided, however, that if the Participant's Account is invested in the Company stock fund, if any, at the time a distribution becomes payable, such Participant (or Beneficiary) may elect to receive a distribution in Company stock fund."

XVII.

Redesignated Section 8.7. of the Plan is hereby deleted in its entirety and the following is substituted in lieu thereof:

"8.7. Payment of Small Amounts.

Any contrary provisions of this Article notwithstanding, if the vested portion of a Participant's Plan Account does not exceed $3,500 (and the balance of his Plan Account has not exceeded $3,500 immediately prior to any distribution), a single-sum payment of the full amount of the vested option of his Plan Account shall be made to the Participant (or in case of death, his Beneficiary) as soon as administratively practicable after the date his employment with the Employer terminates, and the Participant shall not be permitted to elect any option otherwise available under this Article."

XVIII.

Section 9.1. of the Plan is hereby deleted in its entirety and the following substituted in lieu thereof:

"Section 9.1. Vesting Based Upon Occurrence of Certain Events.

A Participant shall have a fully vested and nonforfeitable interest in his entire Plan Account upon attainment of Normal Retirement Age, or upon the occurrence of his death or Disability while an Employee. In addition, effective May 31, 1995, a Participant whose employment with the Employer was terminated as a result of the sale of assets of the Oklahoma and Texas divisions of the Company to Capital West Securities, Inc. shall have a fully vested and nonforfeitable interest in his entire Plan Account."

XIX.

Subparagraphs (b), (d) and (n) of Section 12.1. are hereby deleted in their entirety and the following subparagraphs substituted in lieu thereof:

"(b) Criteria for Approval. The Trustees shall determine whether a Participant qualifies for a loan. The Committee shall communicate the criteria to Participants, including any requirements to provide documentation concerning creditworthiness to the Committee.

(d) Repayment Period. The loan agreement shall specify a fixed period for repayment of the loan not in excess of five years from the date the loan is made, unless such loan is used to acquire a dwelling unit which will be used as the principal resident of the Participant, in which case the repayment period shall not exceed ten years from the date the loan is made.

(n) Number of Loans. An Employee may only have three outstanding loans at any given time and only one loan is granted in any twelve-month period."

XX.

Section 14.3. of the Plan is hereby deleted in its entirety and the following substituted in lieu thereof:

"14.3. Rollover From Another Plan or Conduit IRA.

The Committee may direct the Trustee to accept from an Employee, another qualified plan or a conduit Individual Retirement Account (IRA) any cash or other assets which qualify to be rolled over into the Plan on a tax free basis under the Code."

IN WITNESS WHEREOF, the Company has caused this Thirteenth Amendment to be executed by its duly authorized officer on this 6th day of August, 1997.

By:	STIFEL, NICOLAUS & COMPANY, INCORPORATED /s/Charles R. Hartman
Its:	Secretary

ATTEST:

/s/Michele W. Weismueller

FOURTEENTH AMENDMENT TO THE

STIFEL, NICOLAUS PROFIT SHARING 401(k) PLAN

WHEREAS, Stifel, Nicolaus & Company, Incorporated (the "Company") established and continues to maintain the Stifel, Nicolaus Profit Sharing 401(k) Plan (the "Plan") for the exclusive benefit of its employees; and

WHEREAS, the Company desires to amend the Plan in the following respects to allow certain individuals to participate in the Plan and to change Plan provisions regarding commencement of participation in the Plan;

NOW, THEREFORE, the Plan is hereby as follows:

I.

Effective as of the date of the acquisition of Hanifen, Imhoff, Inc. by Stifel Financial Corp., Section 2.1(b) of the Plan is hereby deleted in its entirety and the following substituted in lieu thereof:

"(b) "Adopting Employer" means Stifel Financial Corp., the Company, Hanifen, Imhoff, Inc. and any other Employer that has adopted the Plan for the benefit of its eligible employees pursuant to Section 1.4."

II.

A participant in the Hanifen, Imhoff, Inc. Profit Sharing Plan and Trust (the "Hanifen Plan") as of the date of the acquisition of Hanifen, Imhoff, Inc. by Stifel Financial Corp., automatically shall become a Participant in the Plan as of such date.

III.

A Participant's Years of Service for Vesting under the Hanifen Plan shall be taken into account in determining such Participant's Years of Vesting Service under the Plan.

IV.

Effective, January 1, 2000, Section 3.2 of the Plan is hereby deleted in it entirety and the following is substituted in lieu thereof:

"3.2. Participation.

Any Employee who was an active Participant immediately before the Effective Date shall remain an active Participant on the Effective Date. Each other Employee who satisfies the eligibility conditions Section 3.1 shall become an active Participant on the Entry Date coincident with or next following the date he completes thirty-one (31) consecutive days of employment with an Adopting Employer. However, an Employee shall not become or remain an active Participant if he does not satisfy the eligibility conditions of Section 3.1 on the Entry Date specified above, but may later become an active Participant in accordance with Section 3.4. Anything contained herein to the contrary notwithstanding, an Employee who was hired by an Adopting Employer on a date falling within the period from July 1, 1999 through December 1, 1999, and who met the eligibility requirements of Section 3.1 and continuously remained employed with such Adopting Employer from his date of hire until December 31, 1999, shall become an active Participant on January 1, 2000 if he satisfies the eligibility conditions of Section 3.1 on such date."

IN WITNESS WHEREOF, the Company has caused this Fourteenth Amendment to be executed by its duly authorized officer on this 4th day of May, 2000.

By:	STIFEL, NICOLAUS & COMPANY, INCORPORATED Bernard N. Burkemper
Its:	1st VP / Controller

[SEAL]

ATTEST:

By:	James G. Laschober
Title:	VP / Asst. Controller